Exhibit 10.9

Exhibit 10.11 STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc. Agreement of Lease, made as of this 27th day of April in the year 2022 .between Grokash realty ASSOCIATES, LLC party of the first part, hereinafter referred to as OWNER, and INTERACTIVE STRENGTH INC. (DBA FORME LIFE) party of the second part, hereinafter referred to as TENANT. Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Suite 501 (The “Demised Premises”) in the building known as 236 West 30th Street (The “Building”) in the Borough of Manhattan , City of New York, for the term of (or until such term shall sooner cease a ind expire as hereinafter • provided) to commence on the 2nd day of May in the year 2022 . and to end on the 31st day of May in the year 2023 , and both dates inclusive, at the annual rental rate (The “Commencement Date”) As set forth in Rider—electric current which Tenant agrees to pay in lawful money of the United States which shall be legal tender m payment of all debts and dues, public and private, at the time of payment, m equal monthly installments m advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first One monthly mstallment(s) on the execution hereof (unless this lease be a renewal). In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default m the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest. Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent. The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows: Rent: 1. Tenant shall pay the rent as above and as hereinafter provided Occupancy: 2. Tenant shall use and occupy the demised premises for Office and Showroom provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.; Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the pnor written consent of Owner, and to the provisions of this article. Tenant at Tenant\ expense, may make alterations, installations. additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to die intenor of the demised premises, using contractors or mechanics first approved in each instance by Owner Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi- governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to cany, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s hen is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to. Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirtv (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may. at the election of Owner, either be retained as Owner ‘s property or removed from the demised premises by Owner, at Tenant’s expense. Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of die building. Tenant shall throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the window’s and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission. neglect or improper conduct of Tenant. Tenant ‘s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures furniture or equipment .All the aforesaid repairs shall be of quality or class equal to the original work or construction If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin. Tenant shall at its expense, cause the same to be exterminated Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in die demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant. Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on die part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner. Tenant or others making or fading to make any repairs, alterations, additions or improvements tn or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with die covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to die making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply Window 5. Tenant will not clean nor require, permit, suffer Cleaning: or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law. or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction Requirements 6. Prior to the commencement of the lease term, of Law Tenant is then in possession, and at all times Fire Insurance thereafter. Tenant shall at Tenant’s sole cost and Fire Insurance expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments departments commissions and boards and any direction of any public officer pursuant to law. and all orders, rules and regulations of the New York Board of Fire Underwriters. Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant s use or manner of use thereof or. with respect to the building, if arising out of Tenant ‘s use or maimer of use of the demised premises of the building (including the use permitted under the lease). Except as provided in .Article 30 hereof nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has. by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law. or which will invalidate or be in conflict with public liability. fire or other policies of insurance at any tune earned by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department. Board of Fire Underwriters. Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall at the beginning of this lease or at any time thereafter, be higher than it otherwise would be. then Tenant shall reimburse Owner, as additional rent hereunder for that portion of all fire insurance premium—. thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up’ or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment Such installations shall be placed and maintained by Tenant at Tenant ‘s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination. Tenant shall from time to time execute promptly any certificate that Owner may request. Tenant’s 8. Owner or its agents shall not be liable for any Liability Insurance damage to property of Tenant or of others Property entrusted to employees of the building, nor for loss Loss, of or damage to. any property of Tenant by theft Damage or otherwise, nor for any injury or damage to Indemnity- persons or property resulting from any cause of â– ’ whatsoever nature. unless caused by. or due to. the negligence of Owner, its agents, servants or employees Owner or its agents shall not be liable for any damage caused by other tenants or persons in. upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up. if required by law) fix any reason whatsoever including, but not limited to, Owner’s own acts. Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees. paid, suffered or incurred as a result of any breach by Tenant. Tenant ‘s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant. Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim. Tenant, upon written notice from Owner, will at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld. Destruction, 9. (a) If the demised premises or any part thereof Fire, and shall be damaged by fire or other casualty. Tenant Other shall give immediate notice thereof to Owner and Casualtv: lease shall continue in full force and effect except as hereinafter set forth (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by. and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty’. then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it. then, in any of such events. Owner may elect to terminate this lease by written notice to Tenant given within ninety’ (90) days after such fire or casualty, or thirty (30) days after adjustment of fee insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of mis lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions tn effect prior to such termination, and any rent owing shall be paid up to such date. and any payments of rent made by’ Tenant which were on account of any period subsequent to such date shall be returned to Tenant Unless Owner shall serve a termination notice as provided for herein. Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control After any such casualty. Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s Rider to be added if necessary- salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready’ for Tenant’s occupancy (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty’. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party’ shall look first to any insurance in its favor before making any claim against the other party fix recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law-. Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to fee demised premises and or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If. and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace fee same.(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof Eminent 10. If fee whole or any part of the demised Domain: premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in feat event the term of thus lease shall cease and terminate from fee date of title vesting in such proceeding and Tenant shall have no claim for fee value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for fee value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at fee end of fee term, and provided further such claim does not reduce Owner’s award. Assignment. 11. Tenant, for itself its heirs, distributees. Mortgage, executors, administrators. legal representatives. Etc.: successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without fee prior written consent of Owner in each instance. Transfer of the majority of fee stock of a corporate Tenant or fee majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any’ part thereof be underlet or occupied by anybody other than Tenant. Owner may. after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply fee net amount collected to fee tent herein reserved. but no such assignment, underletting, occupancy 01 collection shall be deemed a waiver of this covenant, or fee acceptance of fee assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on fee part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining fee express consent in writing of Owner to any further assignment or underletting. Electric 12. Rates and conditions in respect to Current: submetering or rent inclusion, as the case may be. j—“ to m RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or fee risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere wife fee use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, fix any loss, damages or expenses which Tenant may sustain Access to 13. Owner or Owner ‘s agents shall have the right Premises: (but shall not be obligated) to enter the demised premises in any* emergency at any’ time. and. at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for fee purpose of complying wife laws, regulations and other directions of governmental authorities Tenant shall permit Owner to use. maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may. during fee progress of any work in the demised premises, take all necessary materials and equipment into said premises without fee same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of busmess 01 otherwise Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of fee building. and during fee last six (6) months of fee term fix the purpose of showing fee same to prospective tenants, and may. during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale “ which notices Tenant shall permit to remain thereon without molestation If Tenant is not present to open and permit an entry into the demised premises. Owner or Owner’s agents may enter the same whenever such entry’ may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor m any event shall the obligations of Tenant hereunder be affected. If during the last month of fee term Tenant shall have removed all or substantially all of Tenant’s property there Soul Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent. 0r incurring liability to Tenant for any compensation, and such act shall have effect on this lease or Tenant’s obligation hereunder. Vault, 14. No vaults, ‘\t-ault space or area,. whether or not Vault Space, enclosed or covered, not within the property line Area: of the building is leased hereunder. anything contained in or indicated on any sketch blue print or plan, or anything contained elsewhere in this lease to the contary notwithstanding. Owner no representation as to the location of die property line of the building. All vaults and vault space and all such areas not within the property line of the building,, which Tenant may be permitted to use and/or is to be wed and/or occupied under a revocable license and if any such license he revoked, or if the amount of such space or area be or required by any state or municipal authority or public utility. Owner shall not be subject to liability, nor sball Tenant he entitled to any compensation or diminution or abatement of rent nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee ?I” charge of municipal authorities for such vault or area shall he paid by tenant if used by Tenant. whether or not specifically leased hereunder. Occupancy: 15. Tenant will not at any time use or occupy the demised in violation of the certificate of issue for the building of which the demised premises are a port. Tenant has inspected the demised and accepts them as is, subject to die riders annexed hereto with respect to Owner’s work, if any. In any event Owner makes no representation as to the condition of the demised Tenant agrees to accept the same subject to violations, whether or not of record If any govermental licenese or perdiet shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall he responsible for, and shall procure and such license or permit. Bankruptcy: 16 (a) Anything elsewhere in this lease to the contrary notwithstanding, Ibis lease may he cancelled by Owner by sending of a written notice to within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the. laws of any statenaming Tenant(or a guarantor of any of Terant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligation this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court shall thereafter be entitled to possession of the demised but shall forthwith quit and surrender the dimised premises_ If this lease shall he assigned m accordance with its terms, the p-ovisions of dies Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease (b) It is stipulated and agreed that in die event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary. be entitled to recover from Tenant, as and for liquidated damages, an amount equal to die difference between the rental reserved hereunder for the unexpired portion of die term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rem due hereunder after the date of/ termination and the fair land reasonable rental value of the demised premises for the period for which such installment was payable shall he discounted to the date of termination at the rate of four (4%) per If the limited or any part. thereof be relet by Owner for the unexpired term of said lease, or any part before presentation of proof of such liquidated damages to any court, commission or tribunal, the ^amount of rent reserved upon such shall he to he the and reasonable rental value diedie part or the whole of !he demised premises so re-let during the term of the re-letting. Nothing contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and gov-governing the proceedings in which, such damages are to he proved, whether or not such amount he greater, equal to, or less than the of the referred to above. Default: 17. (!) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised limited becomes or deserted, or if this lease he rejected under §365 of Title II of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be against Tenant or any of Tenant’s property whereupon the demised premises shall he or occupied by other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant: or if Tenant shall have after fixe, (5) days written notice, to redeposit with any portion .of the security deposited hereunder which Owner has applied to the payment. of any rent and additional rent due and payable hereunder: or if Tenant to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact owner shall he the sole,,e; then in any one or more of such events, Owner a written fifteen (15) days notice upon Tenant the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have-. failed to comply with or remedy such default, or if the s;rid default or omission complained of shall he of a nature that the sane cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently during such default wither such (15) day period, shall not there after with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease Tenant, and upon the expiration of said five (5) days dies lease and the term shall and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of Ibis lease and the term and Tenant shall then quit and surrender the to Owner. but Tenant shall liable as hereinafter provided. (2) If the notice provided for in (1) hereof shall have and the term shall expire as aforesaid; or if tenant shall he in default in the payment of the rent reserved or item of additional rent mentioned, or part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice,re enter the eithter by force or otherwise, and dispossess Tenant by summary proccedings or otherwise,andthe legal representative of Tenant or other of the demised premisesand remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the of any or extemion of this lease. Owner may cancel terminate such renewal or extensions agreement by written notice. Remedies of 18. In case of any such default. re entry. expiration Owner and and/or by summary or Waiver of otherwise (a) the rent. and additional rent, shall Redemption: become thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the or any part or thereo( eithter in the name of owner or otherwise, for a term or tams, which may at owner’s option he less than or exceed the period which would otherwise have constituted the balance of the re,m of this lease, and may concessions or free rent or change a higher- rental than that in Ibis lease, (c) Tenant c.- the legal representatives of Tenant shall also pay to Owner as liquidated (damages for the failure of Tenant to observe and perform said tenant’s contained, any deficiency between the rent and or covenanted to be paid and the net amount if any, of the rents collected on account of the subsequent lease or leases of the premises for each month of the period which would otherwise have comstituted the of the team of this lease. ‘The failure of Ow^ to re-let the or any part or parts thereof shall not release or Tenant’s liability fa- damages. In such liquidated damages there shall he added to die said deficiency such as may incur in connection with re- letting such as legal reasonable attorneys’ fees, brokerage, advertising, and for die demised premises in good order or die preparing the same for re-letting Any such liquidated damages shall be paid in monthly installments by Tenant on the rem day specified in dies lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in way the rights of Owner to collect the dedeficiency for any’ subsequent month by a similar proceeding owner in putting the demised in good order or preparing the same for re-rental may, at owner’s option, make such alterations repairs replacements and/or (decorations in the premises as Owner; in Owner s sole judgement considers advisable and for the pU1pose of re letting the demised and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability as aforesaid owner shall in no event he liable in any way whatsoever for failure to re-let the demised premises, or in the event that the are re-let. for failure to collect the rent thereof under such re-letting, and in no event shall Tenant he entitled to receive any exoess, if any, of such net rents collected over the sums payable by Tenant. to Owner hereunder. In the event of a. or threstened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke allowed at law or in equity as if re-entry, and other remedies were not herein provided for:. Mentionin this lease of any particular, shall not prechide Owner from any other    remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redenprion granted by or under any present or future laws. Fees and 19. If Tenant shall default in the observance or Expenses: performance of any term or covenant on Tenant’s part to he observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease. after notice if required, and expiration. of the applicable grace period if any (except in an emergency), then otherwise provided elsewhere in this lease, Owner or at any time there after and without notice, the obligntion of Tenant there under. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, any expenditures or any obligations for he payment of money including but not limited to reasonable attorneys’ fees, in instituting, or defending any action or proceeding, and prevails in such action or proceeding then Tenant will reimburse Owned for such sums so paid or obligations incurred with interest and costs. The foregoing incurred by reason of Tenant’s default shall he deemed to he additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition ofany bill or statement to Tenant therefore. If Tenant’s lease tern shall have expired at the time of making ofsuch. expending or incunning of such obligations, such sums shall he recoverable by Owner as damages. Building 20. Owner shall have the right.at any time,without Alterations the same constituting an eviction and without and incurring liability to Tenant therefore, to change the Management: arrangement and or location of public entrances. passageways. doors, doorways, corridors, elevators, stain, toilets or other public parts of the building and to change the name, number or designation by which the building may he known There shall he no allowance to Tenant for diminution of rental value and no liability on die part of Owner by reason of inconvenience. annoyance or to arising from Owner or other Tenant making in die building or any such alterations, additions and improvements Furthermore Tenant shall not have any claim against by reason of Owner’s imposition ofany controls of the of access to the building by Tenant’s social or business Visitors, as Owner may deem necessary. for the security of the building and its occupants. No Rppl”‘f’- 21. Neither Owner nor Owner’s agents have made sentations any representations or with to the by Owner: physical condition of the building. the upon which it is demised premises, the rents leases, of operation, or any other’ matter or thing affecting or related to the demised or premises the building except as herein set forth. and no rigthts. easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisioos of this lease, Tenant has inspected the building and demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is” on the date possession is and acknowledges that the of of the by Tenant shall be conclusive evidence the building of which the same form a part, “were in good and satisfactory condition at the time such possession    ”’”” so except as to latent All and agreements hereto fore made between in the parties hereto are in this which alone fully and completely expresses die between Owner and Tenant and any execuatory agreement made shall he ineffective to change, modify, discharge or effect an of it in whole or in part, unless executory agreement is in writing and signed by the party against whom of the change, modifications sought

End of 22. Upon the expiration or other termination of the Term: term of this lease. Tenant shall quit and surrender to Owner the demised premises, broom-clean , in good order and condition, ordinary wear and damages which Tenant is not requited to repair as provided elsewhere in this lease excepted, and Tenant shall remove, all its property from the demised premises. Tenant ‘s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, fails on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day Quiet 23. Owner covenants and agrees with Tenant that Enjoyment: upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed. Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to. Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned Failure to 24. If Owner is unable to give possession of the Give, demised premises on the date of the Possession: commencement of the term hereof because of the holding-over or retention of possession of any tenant undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the feet that a certificate of occupancy hits not been procured. or if Owner has not completed any work required to be performed by Owner. or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition requited by this lease. If permission is given to Tenant to enter’ into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pav the fixed annual rent set forth in page one of this lease The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law. No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner. shall not prevent a subsequent act which would have originally’ constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have, been waived by Owner unless such waiver be in writing signed by Owner. No paymerit by Tenant or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent. or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during tha term hereby demised shall be deemed an acceptance of a surrender of said premises, and no azieement to accept such sunender shall be valid unless in wilting signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the lav’s of said pr emises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises Waiver of 26. It is mutually agreed by and between Owner Trial by Jury: and Tenant that the respective, parties hereto shall, and they’ hereby do. waive, trial by jury’ in any action, proceeding or counterclaim hi ought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant Tenant ‘s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises. Tenant will not interpose any counterclaim, of whatever nature or description in any such proceeding, including a counterclaim under Article 4. except for statutory mandatory counterclaims Inability to 27. This lease and the obligation of Tenant to pay Perform: rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply or is delayed in supplying, any service expressly- or impliedly to be supplied or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply. or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s sole control including, but not limited to. government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have, been or are affected. either directly or indirectly by war or other emergency. Rider to be added if necessary Bills and 28. Except as otherwise in this lease provided, any Notices: notice, statement, demand or other communication required or permitted to be given. rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in wilting (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly’ given, rendered or made, if sent by registered or certified mail (express math if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other parly’ at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease. Tenant’s address, unless Tenant shall give, notice to the contrary, shall be the building), and shall be deemed to have, been given, rendered or made (a) on the date delivered, if delivered to Tenant personally-, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either parly’ may, by notice as aforesaid, designate a different address or addresses for notices. statements, demand or other communications intended for it Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery Water 29. If Tenant requires, uses or consumes water for Charges: any purpose in addition to ordinary lavatory purpose (of which fact Owner shall be the sole judge) Owner [has installed] a water merer and thereby measure Tenant’s water consumption for all purposes Tenant shall pay Owner for the cost of the meter and the cost of the installation Thioughout the deration of Tenant’s occupancy. Tentant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant as additional rent Tenant agrees to pay for water consumed as shown on said meter as and when bills are rendered and in the event Tenant defaults in the making of such payment. Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay. as additional rent. the sewer rent, charge or any other tax. rent or levy which now or hereafter is assessed, imposed or a hen upon the demised premises, or the really of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use. consumption, maintenance or supply of water, the water system or sewage or sewage connection or system If the building, the demised premises, or any part thereof is supplied with water through a meter through which water is also supplied to other premises. Tenant shall pay to Owner, as additional rent. on the first dev of each month % ($ ) of the total meter charges as Tenant’s portion. Independently of and in addition to. any of the remedies reserved to Owner hereinabove or elsewhere, in this lease. Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth. Sprinklers: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire, Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penally or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making file, insurance rates, or by any fire insurance company. Tenant shall, at Tenant’s expense, promptly’ make such sprinkler system installations. changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of ’ $ , on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service. Elevators, Heat, 31. As long as Tenant is not in default under any Cleaning: the covenants of this lease, beyond the applicable gr ace period provided in this lease for the cuiing of such defaults. Owner shall* (a) provide necessary passenger elevator facilities on business days from 8 am to 6 p.m and on Saturdays from 8 am to 1 pm: (b) if freight elevator service is provided, same shall be provided only’ on regular business days. Monday through Friday inclusive,, and on those days only between the hours of 9 am. and 12 noon and between 1 pm and 5 pm; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 pm. and on Saturdays from 8 am to 1 pm: (d) clean the public halls and public portions of the building which are used in common by all tenants. Ternant shall, at Tenant’s expense, keep the demised premises, including the windews, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner Tenant shall pay to Owner- the cost of removal of any of Tenant’s refuse and rubbish from the building Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and pagable hereunder, and the amount of such bills shall be deemed to be. and be paid as additional rent Tenant shall, however, have, the option of independently- contracting for the removal of such rubbish and refuse tn the event that Tenant dees not wish to have, same done by employees of Owner Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as. in the judgment of Owner are necessary for the proper operation of the building Owner reserves the right to stop service or the heating. elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repans, alterations, replacements or improvements shall have, been completed If the building of which the demised premises are a part supplies manually operated elevator service. Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security: 32. Tenant has deposited with Owner the sum of Pees $ 30,000 as security for the faithful terms, provisions and conditions of this e and lease. observance It is agreed by that Tenant in the of event the this Tours lease, dels including, i Feepect but not of limited Sof to. ue the porns, payment provisions of rent and and conditions additional of rent, Owner d to the may extent use, apply or retain for the the whole or of any any part rent of the and security additional so Owner Ne may expend, or may be required to expend, IS by reason Tia of Tenant’s including default in respect but aot of limited any ofto, the any terms, damages covenants or deficiency and conditions in the re-letting of this lease, of the after demised summary premises, proceedings whether or such other damages re-entry or by deficiency Owner. In accrued the case before of every or demand, such use, payapplication to Owner or theretention, sum so used. Tenant shall, orwithin retained five which (5) days shall after be added former toamount. the security In the event deposit that so Tenant that the shall same shall and fait be replenished compl towi its DE all of the terms, provisions. covenants Ty : and after delivery of entire possession of the demised ises to Owner. In the the event demised of a premises sale of theform land a and part. building Owner orshall leasing have ofthe the nght building, to transfer of which the Tenantity from to theall vendee kability orfor lessee, the return and ofOwner such shall security; and Tenant be released agrees by to that look the to the provisions new Owner hereof solely shall for apply the toretum every oftransfer said security, or assignment and it is made agreed of the security to a new Owner. Tenant further covenants that it will not assign as or encumber, security, andor attempt that neither to assign Owner or encumber, nor its successors the monies or assigns deposited shall herein be ‘bound by any such ass; : ignment, encumbrance, att tempted assy, assignment or Captions: convenience 33. The Captions and for are reference. inserted only and as ina matter no way of define, thereof. limit or describe the scope of this lease nor the intent of any provision Definitions: only 34. The the term owner “Owner” of the fee as orused of the in this leasehold lease means of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease form of the a part, building so that or inof the the event land and of anybuilding) sale or sales of which or conveyance, the demised assignment premises or transfer of said land and building or of said building, lease, the or said in theOwner event shall of bea lease and hereby of said is building. entirely freed or ofand the relieved land and of en between the parties or their successors transferee in interest, at orany between such sale, the angi orparties the said lessee the of the , grantee,or assignee of the land or and building, that the purchaser or the lessee of the building has assumed and agreed to. carry out any and all and covenants ” and as usedobligations in this lease of are Owmer not hereunder restricted to Thetheirwords technical “re-enter” legal meaning. term “rent” includes the annual rental rate whether so expressed or expressed sums in which shall mstallments, be due to and Owner “additional from Tenant rent ”under “Additional this lease,rent” in addition means allto the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and and all those days designated observed byas the holidays State by or Federal the applicable Government building as legal service holidays, union employees service contract, orservice. by the Wherever applicable it is Operating expressly provided Engineers in this contract lease with that respect consent toshall HVAC not be unreasonably withheld, such consent shall not be unreasonably delayed. Adjacent adjacent 35. If anto excavation the demised shall be made or upon shallbe land Excavation- Shoring: authorized to be made, Tenant shall afford to the person causing or authorized to cause such doing excavation, such work a license as said to enter person upon shall the deem demised necessary premises to preserve for the the purpose wall of or and the building. to support of which the same demised by proper premises foundations. form a part, withoutany from injuryor claim damage, for damages or indemnityagainst Owner, or diminutionor abatement of rent. Rules and 36. Tenant and Tenant’s servants, employees, Regulations: fai agents. 7,visitors, and and y licensees ictly with, shall the Rulesand observe further reasonable Rules LL and Regulations er as Owner ey or Owner’s such agents other may and be from given time into such time manner adopt. Notice as Owner of anymay additional elect. In Rules case orTenant Regulations disputesthe shall msscalansss ed by Owneror of any Owner’s aldvioosl Rules Regulations heretoagree hetsale to submitthe Saas ot is the New de York Mh rend office of the American Sk Arbitration Shin Association. decision whose to Sesamiination to dispute the reasonableness shall by fal and of Sonchislys any additional ion We basties or Regulationsupon here The night Tenant’s serviceof part a notice, shall be mn writing, deemed upon waived Owner. unless within the same fifteen shall (15) bedays asserted after the by to giving impose of notice upon thereof. Owner any Nothing duty inor this obligation lease contained to enforce shall the be Rules construed and any Regulations other tenant, or terms, and Owner covenants shall ornot conditions be liable into any Tenant other for lease, violation as against of the same licensees. by any other tenant, its servants, employees, agents. visitors or Glass: any 37. Ownershall and all plate replace, and other at the glass expenseof damaged Tenant, or broken Ownermay from insure, any cause and keep whatsoever insured, atin Tenant’s and about expense. the demised all plate premises. and other premiums glass in the therefore demised shall be rendered for and byin the Owner name to Tenant of Owner. at such Bills times for the as rendered, Owner may ud elect, the amount and shall thereof be dueshall from, be deemed and payable 10 be, byand Tenant be paid when a5, additional rent. Estoppel Certificate: upon 38. Tenant, at least ten at any (10) time, days and prior from notice time by foOwner, time, shall firm orexecute, corporation acknow! andby deliver Owner, to a statement Owner, and/or certifying to any that other this person, lease that FE the same EEF is in full force and NE effect as modified I A and Mestating the been Sodifications), paid. stating stating whether the ordates not there to which exists the any rent default and additional by Owner under rent have this lease. shall beand. requiredof if so, Tenant each such default and such other information as Directory 39. Tenant, If at Owner the request shall place of, and upon as accommodation to, the directory board Board Listing: persons or entities other than in the Tenant. lobby such of the directory building. board one listing or more shall names not of be to construed such personsor as the consent entities: by Owner to an assignmentor subletting by Tenant and Successors Assigns: contained 40. The covenants, in this lease conditions shall bind and and inure agreements to the benefit of Owner and Tenant and their respective otherwise heirs, distributees, provided executors, im this lease, administrators, their assigns. successors, Tenant shall and look except only as to EE Tenant’s remedies for the collection of a2 Judgment he (of offer icial ny process property against Owner or assets in the of such event Owner of any (or default any partner. by Owner member, officerpe or director enforcement thereof. disclosed or undisclosed) for the satisfaction . shall be subject of Tenant’s to levy, remedies execution under. or other or with Tenant’s respect use to, and this occupancy lease, the of relationship the demised of premises. Owner and Tenant hereunder, or On the day of in the year . before me. the undersigned. a Notary Public 1n and for said State, personally appeared . personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) sdoscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the in strument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36, 1.The sidewalks. entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building. Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish. 2.The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors. 3.No carpet, tug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use. keep, or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited. 4.No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner. 5.No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the enhance door of the demised premises. In the event of the violation of the foregoing by Tenant Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant Interior signs on doors and directory’ tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant and shall be of a size, color and style acceptable to Owner . 6.Tenant shall not mark, paint, dull into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and. if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited. 7.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by. Tenant, and in the event of the loss of any keys, so furnished. Tenant shall pay to Owner the cost thereof. 8.Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only’ on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part. 9.Tenant shall not obtain for use upon the demised premises ice. drinking water, towel and other similar services, or aecept barbenng or bootblacking semen in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same. 10.Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a m to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any per son who does not present such pass. 11.Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability’ as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising. 12.Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in. or emanate from, the demised premises. 13.Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises. 14.Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placedinseparate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner ‘s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 14, and. at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

RIDER TO LEASE DATED AS OF

APRIL 27, 2022, BETWEEN

GROKASH REALTY ASSOCIATES, LLC, AS LANDLORD, AND

INTERACTIVE STRENGTH INC. (DBA FORME LIFE) AS TENANT

40. Conflict. If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of this lease (collectively, the “Lease”) to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider. As used in this Rider, the term “Landlord” shall be defined as the term “Owner” in the printed portion of this Lease.

41. Term. The term (the “Term”) of this Lease shall begin the date of this Lease (as set forth above, the “Commencement Date”) and shall expire on May 31, 2023 (the “Expiration Date”), unless sooner terminated or extended pursuant to the terms of this Lease. The delay in the occurrence of the Commencement Date for any reason shall not result in Landlord being subject to any liability for failure to give possession and the validity of the Lease shall not be impaired under such circumstances, provided, however, in such a case, Tenant shall not be obligated to pay Fixed Rent or Additional Rent under this Lease until possession of the Demised Premises is tendered to Tenant in the manner required under the terms of this Lease. Landlord makes no representation or warranty that possession of the Demised Premises shall be delivered on or before any particular date. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

42. Use

(a) Tenant shall operate its business in the Demised Premises during the Term and occupy the Demised Premises solely for the operation of a Showroom and Office, and for no other use or purpose whatsoever (the “Permitted Use”). Tenant shall operate under the tradename “FORME LIFE” for the entire duration of this Lease.

(b) Tenant, at its sole cost and expense shall install, if required by law, chemical extinguishing devises within the Demised Premises approved by the Fire Insurance Rating Organization and shall, at its sole cost and expense keep such devices under service contracts throughout the Term of this Lease as required by such Fire Insurance Rating Organization. Portable fire carrier extinguishers of any type approved by the Fire Insurance Rating Organization may be used by Tenant, so long as same are properly maintained and serviced.

(c) Tenant, as a special inducement to Landlord to enter into this Lease, hereby represents and warrants that its business will be conducted in a reputable, first-class manner, consistent with high standards. In furtherance of the foregoing and not in limitation thereof, Tenant hereby covenants and agrees to conduct its business at the Demised Premises in such manner as not to unreasonably interfere with adjacent tenants or with the occupancies in the Building and shall not allow any unreasonable or noxious odors, vapors, steam, water, vibrations or unseemly or disturbing noises to be emitted from the Demised Premises, or any apparatus, equipment or installation therein into other portions of the Building, or otherwise to allow, suffer or permit the Demised Premises or any use thereof to constitute a nuisance or to interfere unreasonably with the safety, comfort or enjoyment of the Building by the other tenants and/or occupants thereof. Tenant hereby agrees to indemnify and save Landlord free and harmless of and from all fines, claims, demands, actions, proceedings, judgments and damages (including, without limitation, reasonable attorneys’ fees and disbursements) of any kind or nature, arising or growing out of any breach or non-performance by Tenant of the covenants contained in this paragraph.

(d) Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way: (i) violate any laws or requirements of public authorities currently in effect or hereinafter enacted; (ii) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (iii) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage or liability elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates; (iv) cause or in Landlord’s reasonable opinion be likely to cause physical damage to the Building or any part thereof; (v) constitute a public or private nuisance; or (vi) impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building or tenants of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole judgment of Landlord.

(e) The Tenant covenants that it will not abandon, nor cause to be abandoned, nor vacate, nor cause to be vacated, nor permit to appear abandoned, vacated and/or unused, the Demised Premises at any time whatsoever without the express prior written consent and approval of the Owner, nor shall the Tenant cause the premises to be closed for business for any period of time longer than one complete month per annum or continual or frequent periods whose duration is so separated as to recur frequently over any bi-monthly or longer period. The Tenant covenants this in order to assure the Owner of a going operating business on the Demised Premises at all times with operation of the business therein ceasing and the business closed only for such periods as are normal in the customary trade procedures of the use described in paragraph (2), and/or those closing periods necessitated by legal or religious holidays, illness or death of Tenant’s management or Tenant’s personnel or other catastrophes. The presence on the premises of tenant’s furnishings, fixtures or equipment shall not constitute a going business; only the actual operation of business through the use of said furnishings, fixtures and equipment and the servicing of the public daily during customary business hours by management, and/or management and personnel, shall be deemed a going business. The Tenant agrees that any breach of the terms, conditions or provisions of this particular paragraph will immediately constitute, at the option of the Owner, a breach of the Lease and a default there under, and the Owner shall, at its option, proceed without notice to repossess the premises and vacate the Lease and take those remedies afforded it (the Owner) by the Lease and by Law. Anything else in this Lease notwithstanding, should the premises demised herein become vacant or abandoned, or be permitted to appear vacant, unused or abandoned, or not used for the purposes as described in paragraph (2) hereinabove, during the term of this Lease, then and in that event, at the option of the Owner after five (5) days notice to the Tenant, this Lease may be canceled and the premises retaken by the Owner, and Owner, in addition to the other rights and remedies in this Lease contained or by virtue of any statute or rule of Law, may retain as liquidated damages any rent, security, deposit or monies received by it from the Tenant or others in behalf of Tenant upon the execution hereof.

43. Additional Rent. Notwithstanding anything to the contrary contained in this Lease, all sums of money, other than the Fixed Rent, that shall become due from Tenant to Landlord under this Lease shall be deemed to be “Additional Rent”. As used in this Lease, “Additional Rent” (whether capitalized or not) shall be and consist of all sums of money, costs, expenses, or charges of any kind or amount whatsoever (other than Fixed Rent) which become due and payable by Tenant to Landlord pursuant to this Lease. Unless the time of payment is otherwise expressly set forth in this Lease, Additional Rent shall be due and payable within ten (10) after demand. If Tenant fails to pay any Additional Rent, Landlord shall have the same rights and remedies under this Lease as in the case of non-payment of Fixed Rent. Fixed Rent and Additional Rent are hereinafter sometimes collectively referred to as the “Rent”.

44. Fixed Rent.

(a) Commencing on the Rent Commencement Date (as defined below), the fixed rent (“Fixed Rent”) due hereunder from Tenant during the term hereof shall be as follows:

YEAR	ANNUAL FIXED RENT	MONTHLY FIXED RENT
The Rent Commencement Date through May 31, 2023	$90,000	$7,500.00

(b) Each payment due hereunder shall be made in advance on the first (1st) day of each calendar month, except the first monthly installment of Fixed Rent shall be paid by Tenant simultaneously with Tenant’s execution of this Lease. All Fixed Rent shall be in addition to any Additional Rent due hereunder from Tenant. Tenant shall pay all installments of Fixed Rent and Additional Rent by ACH or wire transfer to an account designated by Landlord. Tenant shall be liable to pay as Additional Rent any bank charges incurred by Landlord due to Tenant wiring any installments of Fixed Rent or Additional Rent to Landlord.

(c) In the event that this Lease shall commence (or terminate) on a day other than the first (or last) day of a calendar month or if Tenant’s obligations for payment of Fixed Rent or Additional Rent commence (or terminate) on a day other than the first (or last) day of a calendar month, Tenant shall pay Landlord with respect to such partial month an amount equal to one monthly installment of Fixed Rent multiplied by a fraction, having as its numerator the number of days remaining in said month (or remaining during this Lease Term) (including the day of termination) and as its denominator the total number of days in said month.

(d) If Landlord receives from Tenant any payment less than the sum of the Fixed Rent, Additional Rent and other charges then due and owing pursuant to the terms of this Lease (a “Partial Payment”), Landlord, in its sole discretion, may allocate such Partial Payment in whole or in part to any Fixed Rent obligations of Tenant, any Additional Rent and/or any other charges or to any combination thereof or for any period(s) that Landlord chooses, notwithstanding any designation or request by Tenant as to the items or period(s) against which any such payments shall be credited.

(e) As used herein, the “Rent Commencement Date” shall occur on June 1, 2022 which is on or after the Commencement Date.

45. Real Estate Taxes1. For the purposes of this Article:

(a) “Taxes” shall mean all real estate taxes and assessments, including all amounts applicable to the Building and the land upon which it is situated, special or otherwise, levied, assessed or imposed by the City of New York or any other taxing authority upon or with respect to the Building and the land thereunder, and all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes (except that franchise, gift, inheritance, corporate or excise taxes shall not be included in the Taxes and general income and gross receipts taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments levied and bid taxes, assessed or imposed by any taxing authority in whole or in part in lieu of the present method of real estate taxation, provided such substitute taxes, charges and assessments are computed as if the Building were the sole property of the Landlord subject to said substitute tax, charge or assessment. The computation of Taxes, and Tenant’s share thereof (including without limitation Base Taxes, as hereinafter defined), shall not be reduced by savings resulting from any abatements in connection with capital improvements.

(b) “Base Tax Year” shall mean the fiscal year July 1, 2021 through June 30, 2022, as finally determined by legal proceedings or otherwise.

(c) “Base Taxes” shall mean the Taxes actually paid for the Base Tax Year.

(d) “Tax Year” shall mean each twelve-month period commencing July 1 during the term of this Lease, or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(e) “Comparison Year” shall mean any Tax Year subsequent to the Base Tax Year, for any part or all of which there is Additional Rent payable in addition to the Fixed Rent provided for hereunder.

(f) The term “Landlord’s Statement” shall mean an instrument or instruments prepared by Landlord comparing Taxes for the Base Tax Year with Taxes for the Comparison Year in question, and setting forth the Additional Rent due from Tenant for such Comparison Year pursuant to the provisions of this Paragraph 45.

[1]

Landlord is waving the collection of this Additional Rent in first year of the lease, however, the Tenant will be responsible for this Additional Rent in subsequent years should the Tenant extend the term.

(g) “Tenant’s Percentage” shall mean 5%.

(h) If Taxes payable for any Comparison Year shall exceed the Base Taxes, Tenant shall pay Additional Rent for such Comparison Year, in an amount equal to Tenant’s Percentage of the amount of such excess. If the amount of Taxes payable during the Base Year, or Tax for such Base Tax Year is reduced by final determination of legal proceedings, settlement or otherwise, the reduced amount of such Taxes shall thereafter determine the amount of the increase in the Rent if any pursuant to this paragraph 45. The Additional Rent theretofore paid or payable under this paragraph 45 shall be recomputed on the basis of such reduction, and the Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after being billed therefor, any deficiency between the amount of the increase in the Additional Rent theretofore computed and the amount thereof due as a result of such recomputation. Only Landlord shall be eligible to initiate, maintain and settle tax reduction or other proceedings to reduce the assessed valuation of the land and Building. With respect to any Tax Year, all expenses, including legal fees, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes, or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year.

(j) At any time during or after any Comparison Year, Tenant may request from Landlord a Landlord’s Statement or Statements showing separately or together, (A) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, and (B) the amount payable as Additional Rent resulting from each of such comparisons. Landlord’s failure to render a Landlord’s Statement during or with respect to any Comparison Year shall not eliminate or reduce Tenant’s obligation to pay Additional Rent pursuant to this paragraph 45 for such Comparison Year.

(k) Tenant shall pay to Landlord as Additional Rent the full amount of the increased Taxes in a Comparison Year over Base Taxes semi-annually, provided Taxes for the Building are due semi-annually, but in no event later than ten (10) days after the rendition of a rent statement showing Additional Rent due as a result of such increased Taxes.

(l) The expiration or termination of this Lease during any Comparison Year for any part or all of which there is Additional Rent payable by Tenant under this paragraph shall not affect the rights or obligations of the parties hereto respecting such Additional Rent relating to such increase, and all such rights and obligations contained in this paragraph 45 shall survive, and be pro-rated as of the date of, any such expiration or termination. Any payments due shall be payable no later than ten (10) days after a statement showing the Additional Rent due is sent to Tenant.

46. Security Deposit.

(a) Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Owner by ACH or wire transfer in immediately available funds, the amount of the security set forth in Section 32 of this Lease (the “Cash Security Deposit”) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. On each anniversary of the Commencement Date, Tenant shall deposit with Landlord such additional amount as is necessary so that at all times during the term of this Lease, the Cash Security Deposit shall equal the last (4) four months of the then-current Fixed Rent.

(b) If Tenant defaults in the performance of any of the terms of this Lease, including the payment of Rent, then Landlord may use, apply or retain the whole or any part of the Cash Security Deposit to the extent required for the payment of any Rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms of this Lease, including any damages or deficiency in the reletting of the Demised Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant, within three (3) days after demand, shall pay to Landlord in the form of a certified or bank check the sum in the amount sufficient to restore the Cash Security Deposit to an amount equal to the Cash Security Deposit, and any failure by Tenant to do so on demand shall constitute a default by Tenant under this Lease.

(c) If any bankruptcy, insolvency, reorganization or other creditor debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, principal of Tenant or the guarantor of this Lease, if any, then any security deposited with Landlord as the Cash Security Deposit pursuant to this Article 46 shall be deemed to be applied first (1st) to the payment of any Rent and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such security deposited with Landlord as the Cash Security Deposit may be retained by Landlord in partial liquidation of Landlord’s damages.

(d) In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security deposited with Landlord as the Cash Security Deposit shall be returned to Tenant after the date fixed as the end of this Lease and after delivery of entire possession of the Demised Premises to Landlord in the condition required by this Lease. In the event of a sale of the Land and Building or leasing of the Building, Landlord shall have the right to transfer the security deposited with Landlord as the Cash Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited with Landlord as the Cash Security Deposit herein as security, and that neither Landlord nor its successors or assigns shall he bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

47. Condition of Premises. Tenant has inspected the Demised Premises and is thoroughly acquainted with its condition, and Tenant agrees to accept the Demised Premises in its “AS-IS” condition on the Commencement Date of this Lease, it being expressly understood and agreed that Landlord shall not be required to perform any demolition, construction, improvement, alteration or work at the Demised Premises except as provided for in Exhibit C (the “Landlords Work”). Tenant acknowledges that except as otherwise expressly provided in this Lease, Landlord has made no representations as to the condition of the Demised Premises or of any equipment or facilities located within or appurtenant to the Demised Premises or the expenses of operation thereof or as to the fitness or sufficiency of the Demised Premises for Tenant’s requirements or as to any defects, latent, patent or otherwise, or any other matter or thing affecting or related to the Demised Premises. Tenant shall take the Demised Premises subject to any and all violations of Federal, State and local laws, rules, regulations and/or codes, including any committee, commission, association, board of directors or the like. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. Tenant acknowledges that it is fully familiar with the current condition of the heating, ventilation, air conditioning, electrical and water supply systems currently in the Demised Premises and Tenant agrees to accept possession of the Demised Premises in its current “AS IS” physical condition based upon its inspection of the Demised Premises performed prior to the execution of this Lease as well as subject to any changes in condition between the date of its execution of this Lease and the time possession of the Demised Premises is tendered to Tenant. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged into this Lease which fully and completely expresses the parties agreement and that the same are entered into after full investigation, neither party relying upon any statement or representation not contained in this Lease. Tenant further acknowledges that neither Landlord, nor Landlord’s agent, has made any representations or promises in regard to the Certificate of Occupancy for the Building (or represented whether there is a Certificate of Occupancy for the Building or whether the Tenant’s intended use is permitted under the terms of any Certificate of Occupancy for the Building or zoning regulations or restrictions) the physical condition of the Demised Premises nor has the Landlord or its agent agreed to perform any work to the Demised Premises or the Building as a condition of Tenant’s obligation to pay Fixed Rent or Additional Rent. Further, Tenant acknowledges that Landlord has not made any representations regarding the square footage of the Demised Premises.

48. Alterations.

(a) Supplementing paragraph 3 of the printed form Lease, Tenant, at Tenant’s sole cost and expense, shall cause to be prepared and delivered to Landlord, prior to Tenant performing any work, alterations, installations or changes in or at the Demised Premises in connection with Tenant’s initial occupancy of the Demised Premises (the “Tenant’s Initial Work”) and/or prior to Tenant performing any work, alterations, installations or changes in or at the Demised Premises after Tenant’s initial occupancy of the Demised Premises (in each such instance, “Tenant’s Work”), the following, all of which shall be subject to Landlord’s prior written consent:

(i) a list of contactors, subcontractors, and copies of contracts and subcontracts for Tenant’s Initial Work and/or Tenant’s Work (“Tenant’s Contracts”);

(ii) detailed plans and specifications for the performance of Tenant’s Initial Work and/or Tenant’s Work shall be submitted to Landlord and shall include complete, detailed architectural drawings containing specifications and dimensions necessary for the construction, engineering and/or finish work to be performed in the Demised Premises for Tenant’s Initial Work and/or Tenant’s Work all in proper form for filing with the New York

City Department of Buildings, which shall include but not be limited to all exterior and interior changes, including location of windows and doors, partition lay-out, ceiling adjustments, stairwells, mechanical equipment and all other installations which shall not require any changes in the structure of the Demised Premises or the Building and shall comply with all requirements of any agency having jurisdiction over the Demised Premises and/or the Building. All documentation to be submitted by Tenant to Landlord pursuant to the provisions of this paragraph 48 in connection with Tenant’s Initial Work and/or Tenant’s Work are hereinafter referred to as either “Tenant’s Plan” or “Tenant’s Plans”. Tenant shall perform no work or other alterations within the Demised Premises until Landlord approves Tenant’s Plans in writing. If such work affects any structural elements of the Building, the exterior of the Building, any Building systems and/or which require drilling into the concrete floor of the Demised Premises, Landlord may withhold its consent in its sole and absolute discretion;

(iii) complete mechanical plans and specifications where necessary for installation of stairwell, air conditioning system and duct work, heating, electrical, plumbing and other mechanical plans, including but not limited to plans related to installation and operation of trade equipment shall be included in Tenant’s Plans; and all “fixturizations” must be approved by the Landlord and filed with the NYC DOB when required; and

(iv) proof satisfactory to Landlord, including but not limited to certificates of insurance establishing that all contractors and sub-contractors who are to perform any part of Tenant’s Initial Work and/or Tenant’s Work at the Demised Premises on behalf of Tenant, carry Worker’s Compensation, liability, property damage and other applicable insurance coverages in adequate amounts in favor of Landlord and its agents as determined by Landlord in its sole discretion and shall upon Landlord’s request cause Landlord and any mortgagee of the Building of which the Demised Premises forms a part to be named as an insured thereunder. Tenant guarantees that the Tenant’s contractors will sign Landlord’s Contractor Agreement before starting any work in the premises.

(b) Landlord shall endeavor to notify Tenant of its approval or disapproval of Tenant’s Plans (or any amendments thereof required by Landlord) within twenty (20) business days after submission. Following any such approval, Tenant’s Plans shall not be changed without Landlord’s further approval. Tenant shall pay to Landlord for each approval requested of Tenant’s Plan(s) the reasonable costs and expenses of Landlord in reviewing Tenant’s Plan(s), including the reasonable fees charged to Landlord by any architect, engineer or other professional engaged by Landlord to review Tenant’s Plan(s). Any review or approval by Landlord of Tenant’s Plan(s) is solely for Landlord’s benefit and without any representation or warranty to Tenant regarding the adequacy, correctness or efficiency thereof.

(d) Tenant, at its sole cost and expense, shall cause Tenant’s Plan(s) to be filed with and approved by the appropriate governmental authorities or agencies having jurisdiction thereover, including but not limited to the New York City Department of Buildings (“DOB”) and the New York City Landmarks Preservation Commission (“LPC”), if necessary. Tenant acknowledges and understands that the Demised Premises may become part of an improvement or property that is a landmark and/or is located on a landmark site or within a landmark or historic district (as such terms are used in Chapter 3 of Title 25 of the Administrative Code of the

City of New York, and hereinafter referred to as the “Landmarks Law”) and Tenant must obtain, in accordance with Sections 25-306, 25-309 or 25-310 of the Landmarks Law, a permit from the LPC before commencing any exterior or interior work in the Demised Premises or on the Building, as the case may be, except for ordinary repairs and maintenance as that term is defined in subdivision (r) of Section 25-302 of the Landmarks Law.

(e) No portion of Tenant’s Initial Work or Tenant’s Work shall be commenced unless all required permits, authorizations and approvals shall have been obtained by Tenant, at its sole cost and expense, and unless the originals thereof (or true copies thereof if such originals are required by law to be kept on the Demised Premises) shall have been delivered to Landlord. Landlord shall, upon the written request of Tenant, and as soon as reasonably practicable, execute any documents necessary to be signed by Landlord, and shall cooperate as fully as reasonably required, to obtain any such permits, authorizations and approvals, provided that same shall be without cost, liability or expense to Landlord. Tenant expressly acknowledges that Tenant’s obligations with regard to its payment of Fixed Rent, Additional Rent, and all other amounts, due to Landlord hereunder are not, and shall not be, contingent or conditioned on Tenant’s Initial Work and/or Tenant’s Work receiving any approval from DOB, LPC or any other government agency having jurisdiction thereover, or Tenant’s Initial Work or Tenant’s Work commencing, being performed, or being completed. Tenant acknowledges that it is fully familiar with the current condition of the Demised Premises, and of the type and extent of Tenant’s Initial Work that will be necessary in order to render the Demised Premises ready for, and capable of, supporting the use of the Demised Premises contemplated by Tenant.

(f) Following compliance by Tenant with its obligations under the foregoing subparagraphs and approval of Tenant’s Plan, Tenant’s Plans and/or Tenant’s Contracts by Landlord, Tenant shall promptly commence Tenant’s Initial Work and/or Tenant’s Work, as applicable, and it shall proceed diligently with same, in order to complete same within a reasonable period of time. Tenant’s Initial Work and Tenant’s Work shall be performed in a first-class workmanlike manner and in compliance with (i) all applicable laws, ordinances, codes, rules, regulations and requirements of all federal, state and municipal governments, agencies, departments, boards and officials, including but not limited to those of the LPC; (ii) all insurance requirements, including but not limited to those of Landlord’s insurer, whether now or hereafter in force; (iii) Tenant’s Plan or Tenant’s Plans, as approved by Landlord; (iv) the plans for the Building; and (v) all of the other provisions of this Article and this Lease. Tenant’s Initial Work and Tenant’s Work shall be performed on weekdays only (excluding legal holidays), and only between the hours of 9:00 A.M.-5:00 P.M. Only materials, fixtures and equipment of good quality shall be utilized by Tenant. Tenant shall perform Tenant’s Initial Work and Tenants’ Work in a safe and careful manner and so as to avoid damage to any part of the Demised Premises and/or the Building. The delivery and handling of materials, equipment and debris must be arranged and work performed to avoid any unreasonable inconvenience and annoyance to other tenants and the public. Cleaning must be controlled to prevent dirt and dust from infiltrating into areas adjacent to and outside of the Demised Premises.

(g) If any lien, security interest, chattel mortgage or other encumbrance (collectively “Liens”) shall at any time be recorded or filed against the Demised Premises, the Building, or the interests therein of Landlord or Tenant as a result of or arising out of Tenant’s Work, Tenant shall cause the same to be discharged of record within twenty (20) days (which time period shall be subject to extension if Tenant shall be diligently attempting to discharge same) after receipt by Tenant of the actual notice of the recording or filing of the same, by either payment, deposit or bond. If Tenant shall fail to cause any Lien to be discharged of record within such period, Landlord shall have the right (in addition to all other remedies), but not the obligation, to cause the discharge of such Lien of record either by paying the amount claimed to be due, by deposit in court or by bond. Tenant shall reimburse Landlord upon demand as Additional Rent for any amount paid or deposited by Landlord therefor (including, without limitation, all incidental costs and expenses, reasonable attorneys’ fees, bond premiums and any other sum required to be paid to a surety) in connection therewith, together with interest on all such amounts from the date of payment or deposit by Landlord.

(h) At all times during periods when any Tenant’s Initial Work and/or Tenant’s Work shall be in progress, Tenant and Tenant’s contractors shall, in addition to the insurance required to be maintained by Tenant pursuant to this Lease, obtain and maintain: (i) workers’ compensation insurance covering all persons employed in connection with Tenant’s Initial Work and/or Tenant’s Work, in an amount satisfactory to Landlord; and (ii) builder’s risk liability insurance covering Tenant’s Initial Work and/or Tenant’s Work, in an amount satisfactory to Landlord. All insurance policies under this subparagraph shall be obtained and maintained at Tenant’s and/or Tenant’s contractors’ cost and expense, as applicable, and shall name Landlord and Manager as additional insured.

(i) Tenant agrees to indemnify the Landlord, Indemnitees (as defined in Article 57 of this Lease) and save each harmless from and against all claims, demands, actions and judgments whatsoever of every kind and description and by whomsoever asserted, brought or obtained, arising out of or in connection with Tenant’s Initial Work and/or Tenant’s Work or the performance thereof, and to reimburse the Landlord Indemnitees, within thirty (30) days after demand, for all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses), incurred by the Landlord Indemnitees in connection with such claims, demands, actions or judgments. Any contractor used by Tenant must execute an agreement, in a form acceptable to Landlord, that indemnifies and holds Landlord harmless from any actions or lawsuits in connection with any construction, and obligates said contractor to follow all building rules.

(j) Landlord may, at any time and from time to time, in addition to any other right of access given to Landlord pursuant to the terms of this Lease, enter upon the Demised Premises with one or more of Landlord’s consultants, professionals or advisers of Landlord’s selection to determine the course and degree of completion of Tenant’s Initial Work or Tenant’s Work and its compliance with Tenant’s Plan(s) and the terms and conditions of this Lease.

(k) Tenant agrees that it will not at any time prior to or during performance of any Alterations pursuant to this Article, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials to be delivered to or removed from the Demised Premises, if the use of such contractor, mechanic or laborer or the delivery, removal or use of such materials would, in Landlord’s opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others at the Property, or would, or in Landlord’s opinion could, in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately. If Tenant shall fail to comply with the provisions of the preceding sentence when and if required by Landlord, then and in that event Landlord, in addition to any other rights available to it under this Lease or pursuant to law, shall have the right, without notice to Tenant, to seek an injunction or other order directing such performance or compliance by Tenant. As a material inducement to the entry of this Lease by Landlord, Tenant agrees to inform Landlord in writing of the names of any contractor and/or subcontractor(s) Tenant proposes to use for the performance of Tenant’s Work and any other alterations in the Demised Premises at least 20 days prior to the beginning of work by such contractor or subcontractor and Landlord shall have the right to approve any such contractor or subcontractor for the performance of such item of work.

(l) Within sixty (60) days after completion of the Tenant’s Initial Work and/or Tenant’s Work, Tenant shall deliver to Landlord, New York City Department of Buildings letters of completion, or so called ‘sign offs’ relating to the same (“Completion Letters”), together with any and all other required New York City Department of Buildings approvals, permits, and approvals from all other governmental agencies having jurisdiction over Tenant’s Initial Work and/or Tenant’s Work. The failure of Tenant to deliver such Completion Letters or such other approvals within such 90-day period shall be a material default of Tenant hereunder. Tenant shall provide Landlord with so called ‘as built’ plans for Tenant’s Initial Work and Tenant’s Work as well as so called ‘CADD’ drawings in electronic and paper form at Tenant’s expense.

(m) Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.

(n) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not erect or install any structures, permanent or temporary, “free standing” or attached to, or projecting beyond the demised premises.

(o) If requested by Landlord, Tenant shall restore any area of the Demised Premises that has been altered by Tenant to its original condition at the end of the term. Landlord’s consent to any alteration of the Demised Premises during the Term does not waive the Tenant’s obligation to restore the Demised Premises at the end of the Term. This obligation shall survive expiration or sooner termination of the Lease. If Tenant does not complete restoration by the end of the Term, as requested by Landlord, then Tenant must pay the Landlord the cost to complete the restoration and Tenant must pay holdover rent until completion. Notwithstanding the foregoing, all installations and equipment made or installed by or for Tenant, including, without limitation, kitchen and HVAC equipment and duct work, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord requires they be removed pursuant to this section.

49. Excessive Noise. Tenant shall take such reasonable precautions as Landlord shall require to ensure that no noise emanates from the Demised Premises to such a degree as to exceed legally prescribed decibel levels or to materially disturb the residential occupants of the Building (“Excessive Noise”). In the event Landlord determines, in its reasonable discretion, that Excessive Noise is emanating from the Demised Premises, Tenant shall take such actions as Landlord deems necessary to eliminate such Excessive Noise and any and all reasonable costs and expenses incurred by Landlord in connection with the Excessive Noise shall be immediately due and payable by Tenant to Landlord as Additional Rent under this Lease. In addition, Landlord shall have the right to provide reasonable specifications for Tenant’s soundproofing requirements, to be performed at Landlord’s sole discretion at Tenant’s sole cost and expense with respect to the Demised Premises. In addition, no live music shall be performed within the Demised Premises. Tenant shall be permitted to play recorded soft music, of a “background music” variety, on speakers within the Demised Premises, on the express conditions that no speaker shall be mounted to the ceiling of the Demised Premises; and each such speaker shall be pointed downward.

50. Utilities.

(a) Landlord supplies electric current and other utilities to the demised premises. Tenant covenants and agrees to purchase the same from Landlord or Landlord’s designated agent at charges, terms and rates set from time to time, during the term of this Lease by Landlord but subject to the provisions of this Lease Rider. Tenant shall, at Tenant’s sole cost and expense, pay for the provision of all utilities (including but not limited to electricity, water/sewer, telephone, air conditioning, internet, television) other than heat. Electricity and water/sewer shall be purchased by Tenant directly from Landlord. Tenant shall be responsible for all maintenance, repairs and replacements to the meters and equipment related servicing the Demised Premises. Landlord shall be under no obligation to furnish any utilities to Tenant other than water and Landlord shall not be liable in any way (in rent abatement or for monetary damages) to Tenant for any stoppage, curtailment or inadequacy of such utilities (including water), provided that such stoppage, curtailment or inadequacy shall not have been caused by the gross negligence of Landlord, its agents or employees.

(b) Tenant’s use of electrical energy shall never exceed the capacity of the then existing feeders to the Demised Premises. In order to insure that such electrical capacity is not exceeded and to avert possible adverse effect upon the Building’s electrical system, Tenant shall not, without the prior written consent of Landlord, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises. In addition, Tenant shall not, without the Landlord’s prior written consent, make any additions or substitutions to the electrical fixtures in or serving the Demised Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days after being billed therefor; provided that Landlord shall not be obligated to consent to any alteration or installation if, in Landlord’s sole judgment, the same are unnecessary or will cause permanent damage or injury to the Building or the Demised Premises or will cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants in the Building.

(c) Electricity.

(i) Tenant acknowledges and it is understood and agreed that Tenant shall pay as additional rent the total monthly electric charges consumed by the demised premises as per Tenant’s sub meter reading. It is understood that Tenant’s electric charges will be billed at a maximum rate of 15% over Con Edison’s current service classification rate for the building # 4 -1. Said charges may be revised by Landlord in order to maintain the return to Landlord produced under the foregoing in the event that the Public Service Commission approves changes in service classification, terms, rates or charges for such public utility during the term hereof.

(ii) Where more than one meter measures the service of Tenant in the building the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefore shall be rendered at such times as Landlord may reasonably elect. In the event that such bills are not paid within ten (10) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to demised premises without releasing Tenant from any liability under this lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.

(iii) Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric services is changed or is no longer available or suitable for Tenant’s requirements. Any riser or risers to supply Tenant’s electrical requirements upon written request of Tenant will be installed by Landlord at the sole cost and expense of Tenant if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

(iv) In addition to the installation of such riser or risers Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers of wiring installation.

(v) Tenant shall not be released or excused from the performance of any of its obligations under this Lease and Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the utility company providing the Building with electricity or for any other reason whatsoever.

(vi) It is further covenanted and agreed by Tenant that all the aforesaid costs and expenses shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefore. Landlord may discontinue any of the aforesaid services upon thirty (30) days notice to Tenant without being liable to Tenant therefore or without in any way affecting this Lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be lessening or diminution of rent and the same shall not be deemed to be lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued.

(d) Tenant acknowledges that the Demised Premises is served by a water submeter (“Water Sub-Meter”) to measure water consumption solely within the Demised Premises, the cost of which water and sewer usage shall be paid by Tenant. Tenant acknowledges that Tenant is solely responsible for the charges attributed to the Water Sub-Meter from and after the Commencement Date for its water consumption. At Tenant’s sole cost and expense, Tenant shall be responsible for the maintenance and repair of the Water Sub-Meter. Landlord’s agent shall “read” the Water Sub-Meter on a monthly or quarterly basis and Tenant shall pay to Landlord all charges contained in the reading within ten (10) days of receipt of a water meter reading from the Landlord. Statements from the agent shall be binding and conclusive upon Tenant, absent manifest error. If Tenant disputes the accuracy of any Statement, then Tenant must notify Landlord of the reason for its dispute at the same time Tenant pays Landlord the amount billed for its water consumption. Tenant shall also reimburse Landlord for the actual cost of the consultant’s service, if any, at the same time it is billed for its water consumption. Notwithstanding any dispute of a Statement, Tenant shall not be entitled to withhold payment based upon its purported dispute of such Statement. Tenant shall provide Landlord and Landlord’s agents / consultants with access to “read” the meters as required during the term of the Lease. In addition to the payment of water consumed in the Demised Premises as set forth above, Tenant shall also pay an additional five percent (5%) of Tenant’s actual water usage that covers the meter reading and common water/sprinkler tank usage in the Building. All water charges shall be collectible as Additional Rent by Landlord.

(e) Landlord will provide steam heat as required by applicable law from a central boiler located in 236 West 36th Street, New York, NY 10001. Tenant shall be permitted to mount electrical heaters subject to the alteration provisions of Article 48 of this Lease. Tenant shall not be permitted to utilize portable space heaters, which are strictly prohibited in the Demised Premises.

(f) If required by applicable Law, Tenant shall, as part of the Tenant’s Work, install a sprinkler system and fire alarm in the Demised Premises in accordance with all legal requirements if alterations make changes necessary. If any Insurance Services Office or any bureau, department or agency of the federal, state or city government shall thereafter require any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in such sprinkler system, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non- structural in nature.

51. Air Conditioning.

(a) Landlord shall deliver the existing air conditioning located within the Demised Premises (the “AC Units”) in working order on the Commencement Date, and Tenant shall be permitted to operate the AC Units throughout the Term. Except as expressly set forth below, at Tenant’s sole cost and expense, Tenant shall maintain the AC Units throughout the Term in good working order and condition and make all repairs and replacements thereto, including, but not limited to, the condenser, compressor, coils, ducts, fan motors, dampers, registers, grilles and appurtenances utilized in connection therewith, except as expressly set forth below.

(b) In addition, throughout the term of this Lease and at Tenant’s sole cost and expense, Tenant shall obtain a maintenance contract for the routine servicing of the AC Units and related equipment with an air conditioning maintenance company acceptable to Landlord. Tenant shall deliver to Landlord a copy of the service maintenance contract within ten (10) days of the Commencement Date and every year thereafter prior to the expiration date thereof, and within ten (10) days after request therefor from Landlord. Notwithstanding anything to the contrary contained herein, (i) if any major component of the AC Units needs to be repaired or if the AC Units is beyond repair and needs to be replaced during the Term, and (ii) such repair or replacement is not necessary as a result of Tenant’s (or its agents, employees or contractors) negligence or willful misconduct or misuse, and (iii) Tenant has continuously maintained the units with a regular service contract with respect to the AC Units throughout the Term of this Lease, then Landlord, at Landlord’s sole cost and expense, shall make such required repair or replacement.

(c) Tenant shall obtain Landlord’s prior written consent before making any changes to the AC Units. Any work to be performed by Tenant with respect to the AC Units shall be performed in accordance with the terms of this Lease. Tenant shall obtain Landlord’s written consent to the placement of any AC or air conditioning equipment in the Demised Premises. Tenant may be required, in Landlord’s sole discretion to employ a contractor specified by Landlord in the event Tenant must perform any work at the Demised Premises on the AC Units. Tenant acknowledges that it is obligated to pay for all electricity or energy consumed by the AC Units and related equipment.

(d) Tenant shall maintain the AC Units by hiring a licensed HVAC company to clean the filters of the AC Units twice a year, before and after the air conditioning season. Tenant, notwithstanding anything to the contrary contained herein, (i) if any major component of the AC Units needs to be repaired or if the AC Units is beyond repair and needs to be replaced during the Term, and (ii) such repair or replacement is not necessary as a result of Tenant’s (or its agents, employees or contractors) negligence or willful misconduct or misuse, and (iii) Tenant has maintained a regular cleaning schedule with respect to the AC Units throughout the Term of this Lease, then Landlord, at Landlord’s sole cost and expense, shall make such required repair or replacement.

52. Assignment/Subletting.

(a) Tenant shall have no right to assign any of its interest in this Lease. Tenant may sublet the entire Demised Premises only in accordance with the provisions hereinafter set forth. In addition, Tenant shall not mortgage, pledge or encumber this Lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant nor shall Tenant sell, pledge, transfer or otherwise alienate (x) more than a controlling interest in the issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market) or (y) more than a controlling interest in any limited liability company, partnership, joint venture or other legal entity constituting Tenant, however accomplished, whether in a single transaction or in a series of related and/or unrelated transactions.

(b) If at any time during the term of this Lease, Tenant desires to sublet the entire Demised Premises, Tenant shall notify Landlord in writing of such Tenant’s desire, which notice shall include all of the following information: (a) financial statements for the proposed subtenant for the past three (3) years prepared by said subtenant’s independent accountants in accordance with generally accepted accounting principles; (b) federal tax returns for the proposed subtenant for the past three (3) years; (c) a detailed description of the business the subtenant intends to operate at the Premises; (d) the proposed effective date of the sublease; (e) a copy of the proposed sublease agreement which shall include all of the terms and conditions of the proposed sublease; and (f) a detailed description of any ownership or commercial relationship between Tenant and the proposed subtenant. If the obligations of the proposed subtenant will be guaranteed by any person or entity, Tenant’s request shall not be considered complete until the information described in (a) and (b) of the previous sentence has been provided with respect to each proposed guarantor.

(c) Landlord shall not in any event be obligated to consent to any such proposed subletting unless:

(i) the proposed subtenant is a reputable party of a financial standing which, in Landlord’s reasonable judgment, will allow such proposed subtenant to meet its obligations under such sublease as they become due;

(ii) the nature and character of the proposed subtenant, its business activities and intended use or the Demised Premises are in keeping with the Permitted Use;

(iii) there shall be no default by Tenant under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any subletting is requested and on the effective date of the proposed sublease;

(iv) a proposed subtenant’s business will not impose a burden on the Building’s facilities or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment;

(v) a proposed subtenant’s business is a similar office or showroom use to Tenant and does not increase the burden on the building infrastructure including, but not limited to elevators. Manufacturing and or uses causing odors or noise are prohibited.

(vi) the Demised Premises shall not, without Landlord’s prior consent, have been publicly listed or publicly advertised (except that listings with brokers shall be permitted) for subletting at a rental rate less than the prevailing rental rate set by Landlord for space in the Building;

(vii) such proposed subletting shall not result in there being more than one (1) subtenant in the Demised Premises (i.e., only the entire Demised Premises may be sublet);

(viii) Tenant and the proposed subtenant shall execute a sublease, as applicable, in form and substance acceptable to Landlord, and provide Landlord with a fully-executed copy of the same at least ten (10) days prior to the commencement of such sublease;

(ix) the Guaranty (as hereinafter defined) shall be in full force and effect and shall remain in full force and effect, and the Guarantor shall reaffirm in writing to Landlord that the Guaranty remains in full force and effect notwithstanding any such sublease;

(x) the event that the proposed subtenant is not incorporated, formed, or organized in the State of New York, such subtenant shall, prior to the commencement date of such sublease, as the case may be, appoint an agent registered in the State of New York as such subtenant’s attorney-in-fact and agent in such subtenant’s name, place and stead to accept service of process in any action, suit or proceeding, and such subtenant shall promptly give Landlord notice of the identity or address of such registered agent and shall consent in writing to service of process by certified or registered mail to such registered agent or in any other manner.

(d) Landlord shall, within thirty (30) days after its receipt of Tenant’s notice, by giving written notice to Tenant: (a) withholding its consent to the proposed sublease, or (b) consenting to the proposed sublease, or (c) elect to recapture the Demised Premises and terminate the Lease. If Landlord elects to recapture the Demised Premises, Tenant shall pay Landlord the cost of any brokerage commission equal to an amount that Tenant would have paid a third party for brokering a similar transaction for the unexpired term for a new tenant. Without limiting the foregoing, Landlord may withhold its consent to any sublease if Tenant does not comply with the provisions of this Section 52.

(e) As a condition to Landlord’s consent to any proposed subletting, Tenant shall reimburse Landlord for any actual out-of-pocket expenses that may be incurred by Landlord in connection with the proposed subletting, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed subtenant and reasonable accounting and legal expenses incurred in connection with the granting of any requested consent to the subletting. Tenant and Subtenant must execute a consent to sublease agreement, in a form acceptable to Landlord.

(f) Each sublease shall include the following provisions:

(i) the Sublease is and shall be subject and subordinate to this Lease;

(ii) the Subtenant shall not, without Landlord’s consent or approval, take any action, if taken by Tenant, would require Landlord’s consent or approval;

(iii) Landlord will not approve any alterations unless in Landlord’s sole judgment, Landlord considers the construction a Building improvement;

(iv) the Subtenant shall carry the required insurance required by this Lease naming Landlord as additional insured and provide Landlord with a copy of the insurance policy;

(v) the Subtenant shall, upon written notice from Landlord that Tenant is then in default of this Lease, pay rent due under the sublease directly to Landlord, to be applied to the base rent and additional rent under this lease (and Tenant consents to subtenant’s payment and agrees that any such payment shall be credited against the subtenant’s rent obligation under the sublease);

(vi) in the event of any termination, re-entry or dispossess by Landlord under this Lease, the Subtenant shall immediately vacate the sublet premises, however, Tenant shall maintain legal and financial responsibility for any holding over by the subtenant;

(vii) the Landlord will not be liable for any act or default of Tenant under the sublease; and,

(viii) Tenant and Subtenant are prohibited from collateral assignment of the Lease or Sublease (e.g., no mortgaging, encumbering or hypothecating the Lease).

(g) Each subletting pursuant to this Article 52 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such subletting to any subtenant and/or acceptance of rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that notwithstanding any such subletting, no other and further underletting or subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with and subject to the provisions of this Article 52.

(h) If Landlord consents to Tenant’s request to sublet the Demised Premises under this Article 52 and Tenant fails to execute and deliver the sublease to which Landlord consented within sixty (60) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Article 52 before effecting any sublease.

(i) If Tenant shall enter into any sublease permitted hereunder and consented to by Landlord, Tenant shall, within twenty (20) days after the effective date of sublease, deliver to Landlord, a complete list of Tenant’s reasonable third-party brokerage fees, construction costs and legal fees paid, or to be paid in connection therewith (together, “Property Costs”), together with reasonable evidence of the payment of all such expenses. In consideration of such subletting, Tenant shall pay to Landlord, as Additional Rent hereunder, on the first day of each month of the remaining Term, 50% of any consideration paid under the sublease, or otherwise, to Tenant or any affiliate of Tenant by the subtenant which exceeds, on a per square foot basis, Rent hereunder paid by Tenant to Landlord during the preceding month for which the said consideration was paid (together with any sums paid for the sale or rental of any personal property of Tenant (“Tenant’s Property”), after first deducting Property Costs in connection with such transaction, as amortized over the term of the sublease.

(j) Regardless of Landlord’s consent, no sublease shall release Tenant or alter the primary liability of Tenant to pay the Fixed Rent due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(k) The consent by Landlord to any sublease shall not constitute a consent to any subsequent sublease by Tenant or to any subsequent or successive sublease by a subtenant.

(k) If Tenant makes an assignment or sublet in violation of this Lease, the Fixed Rent shall be adjusted from the date of such assignment or sublet to an amount that is equal to three times the rent and shall be due and payable as rent from the date of such improper assignment or sublet and shall be an automatic Event of Default, not merely a generic default for which the Tenant may be entitled to a cure period.

(l) If a court of competent jurisdiction determines that Landlord’s denial of the proposed subletting was unreasonable, Tenant’s only remedy is specific performance (not monetary damages).

(m) Tenant shall give the Landlord a copy of the sublease commission agreement. Tenant, its agent or broker must keep all information concerning the existing Lease and proposed sublease confidential and may not divulge any financial terms or details of the current Lease and may only state the last date of the Lease term and sublease rent schedule to prospective clients. Landlord shall have the right to pre-approve all advertisements for subletting by Tenant, its agent or broker.

(n) Tenant, his agent or broker shall not advertise the availability of the Premises without prior written approval by Landlord and no advertisement, brochure or document shall state the proposed rental for the sublease or other financial terms of the proposed sublease, however, Tenant, its agent or broker may state the proposed rental rate directly to prospective subtenants and their brokers. Tenant and Subtenant shall keep the terms of the sublease confidential.

(o) Notwithstanding anything to the contrary with respect to the Permitted Use, Landlord and Tenant agree that no Sublease shall be permitted for any use that is prohibited by the Building’s certificate of occupancy or zoning regulations, including but not limited to the following: a school or classroom; any type of food usage; bar; a place of public assembly; the rendering of any health or health-related services; manufacturing; photography, film or recording studios; employment, travel or modeling agencies; a foreign government or any business owned in whole or in part by a foreign government; any person entitled to claim diplomatic immunity; gambling; spa or hair salon; dance, music or any training class or use; and any business that, in Landlord’s reasonable judgment, may jeopardize the safety of the Building or its occupants or neighboring buildings.

53. Insurance.

(a) At all times during the Term of this Lease, Tenant shall carry and maintain, at Tenant’s sole cost and expense, the following types and amounts of insurance coverage, in the amounts specified below or such other amounts as Landlord may from time to time request, with insurance companies and on forms satisfactory to Landlord, with Landlord as an additional insureds or loss payee, as applicable, as follows:

(i) commercial general liability insurance with a limit of five million ($5,000,000.00) dollars general aggregate limit for bodily injury or death, and one million ($1,000,000.00) dollars for property damage;

(ii) all-risk” “extended coverage” property damage insurance in an amount sufficient to cover the cost of replacement of all inventory, merchandise, signage, personal property, furniture, furnishings, trade fixtures, appliances, HVAC and air conditioning equipment, and all other equipment, and all improvements encompassed by Tenant’s Initial Work and/or Tenant’s Work. Tenant agrees to waive its right of subrogation against Landlord and shall obtain a waiver from its insurance company releasing the carrier’s subrogation rights against Landlord;

(iii) workers’ compensation insurance as required by statute, and employer’s liability insurance in the amount of at least $1,000,000.00 per occurrence;

(iv) business income and extra expense insurance with limits of at least one hundred percent 100% of the annual amount of Tenant’s Fixed Rent and Additional Rent;

(v) any other form or forms of insurance or coverage as Landlord or the mortgagees of Landlord may require from time to time, in form and amounts acceptable to Landlord.

(b) Tenant shall deliver to Landlord such policies or certificates of such policies prior to the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord such renewal policies or certificates at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies satisfactory to Landlord and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional named insureds are given at least thirty (30) days’ prior written notice of such cancellation or modification, including, without limitation, any cancellation resulting from the non-payment of premiums. Landlord shall have the right, at any time, to require Tenant to increase the amount of the insurance maintained by Tenant under this Article, so that the amount thereof, as determined by Landlord, shall adequately protect the interest of Landlord at all times, provided same is substantially similar to the insurance requirements of other landlords for similar properties. All policies which Tenant is required to maintain will be written as primary policies, shall be noncontributing and shall not be supplemental to any coverage that Landlord may carry for its own benefit and account.

(c) Any company contracted by Tenant to make deliveries of any large or heavy items, or any appliances, shall obtain and maintain: (i) New York workers’ compensation insurance covering all persons employed in connection with such delivery, in an amount satisfactory to Landlord; and (ii) liability insurance covering the deliveries in an amount satisfactory to Landlord. Certificates of insurance evidencing the above coverage shall be provided to Landlord by Tenant at least two (2) business days prior to any delivery, and such certificates of insurance shall conform to the sample certificate of insurance provided to Tenant by Landlord.

54. Late Charge and Interest.

In addition to any other remedies Landlord may have hereunder, in the event that Tenant shall fail to pay any installment of Fixed Rent or Additional Rent on the date same is due, Tenant shall pay to Landlord (a) a late fee equal to four (4) cents for each dollar outstanding for the first month that any such amount is outstanding, and (b) interest on the amount outstanding from the date it initially becomes due until it is paid at an annual rate which shall be three (3) percentage points in excess of the prime or base rate set by the New York City office of Citibank, N.A. or any successor thereof, but in no event more, in the aggregate with the forgoing fee, than the highest rate of interest which at such time shall be permitted under the laws of the State of New York (hereinafter, the “default rate”). In addition, Tenant agrees to pay to Landlord as Additional Rent, a bounced check fee of $100 for each check that is returned to Landlord as uncollected.

55. Holding Over. In the event that Tenant shall remain in possession of the Demised Premises after the expiration or sooner termination of the Term hereof without the execution of a new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed, in Landlord’s sole discretion, to have created and be construed to be a tenancy from month-to-month terminable on thirty (30) days’ notice by either party to the other, at a monthly rental equal to two (2) times the aggregate amount due from Tenant as Fixed Rent and Additional Rent for the month immediately preceding the expiration or sooner termination of the term hereof. Notwithstanding the foregoing, nothing contained herein shall be construed as consent by Landlord to the holding over by Tenant after the expiration or sooner termination of the term hereof. Notwithstanding anything herein to the contrary, Landlord expressly reserves all rights and remedies hereunder and under applicable laws or regulations. Tenant shall indemnify and save harmless Landlord from any claim, damage, expense, cost or loss which Landlord may incur by reason of such holding over for more than one calendar day, including, without limitation, any claim of a succeeding or new Tenant, including claims for consequential damages sustained, or any loss by Landlord with respect to a lost opportunity to re-let the Demised Premises.

56. Rent Limitation. If any Fixed Rent or Additional Rent, or any component thereof, due hereunder shall be or become uncollectible, reduced or required to be refunded because of any applicable law, ordinance, order, rule, requirement or regulation, Tenant shall enter into such agreement(s) and take such other reasonable steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible, in order to permit Landlord to collect the maximum rents which from time to time during the continuance of such restriction may be legally permissible (and not in excess of the amounts reserved hereunder). Upon the expiration or termination of such restriction, (a) the rents shall thereafter become payable in accordance with the terms hereof, for the periods following such expiration or termination; and (b) upon demand by Landlord, Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the amounts which would have been due hereunder during the duration of such restriction but for such restriction, less (ii) the amounts paid by Tenant during the period such restriction was in effect. Landlord and Tenant shall in good faith agree to a reasonable payment schedule for any amount to be paid hereunder.

57. Indemnification.

(a) To the fullest extent permitted by law, Tenant shall protect, indemnify, save harmless and defend Landlord, and the members, managers, officers, directors, shareholders, principals, and agents of Landlord, and the respective successors and assigns of each (collectively, the “Landlord Indemnitees”) and, at Landlord’s option, defend Landlord Indemnitees against and from (i) any and all claims against the Landlord Indemnitees directly or indirectly of whatever nature arising wholly or in part from any act, omission or negligence of Tenant or Tenant’s contractors, licensees, agents, officers, partners, members, employees, and invitees; (ii) except to the extent such losses arise out of the negligence or willful misconduct of the Landlord Indemnitees, any and all claims against any or all of the Landlord Indemnitees arising directly or indirectly from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Demised Premises, (iii) any and all claims against any or all of the Landlord Indemnitees occurring outside of the Demised Premises but anywhere within or about the Land or the Building, where such accident, injury or damage results or is claimed to have resulted wholly or in part from any negligence or wrongful act or omission of any Tenant Indemnitees; and (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs, damages and expenses of any kind or nature (including without limitation reasonable attorney’s and other professional fees and disbursements) incurred in or in connection with any such claims (including any settlement thereof) or proceeding brought thereon, and the defense thereof but specifically excludes any claims attributable wholly or in part from the negligence or willful misconduct of the Landlord Indemnitees.

(b) To the fullest extent permitted by law, Tenant shall indemnify and hold harmless the Landlord Indemnitees from, against and with regard to any and all claims, obligations, liabilities, violations, penalties, fines, governmental orders, suits, causes of action, judgments, damages (civil, criminal or both) and all other costs and expenses of any nature whatsoever which may result from any Hazardous Environmental Condition (as hereinafter defined) caused by Tenant in the Demised Premises. The term “Hazardous Environmental Condition” shall mean any condition in or about the Demised Premises arising from or in connection with any source or cause whatsoever, including, without limitation, the discharge, dispersal, release or escape of liquids, smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, contaminants, pollutants or other substances of any nature into or upon land, the atmosphere, or any water course or body of water, whether sudden and accidental or over a course of time, which either (a) has caused or has the potential of causing bodily injury or property damage to any person or thing; or (b) has the potential of being deemed by any governmental jurisdiction with authority thereover, including, without limitation, the United States Environmental Protection Agency, the New York State Department of Environmental Conservation and/or the New York City Departments of Environmental Protection, Health or Sanitation, an environmental hazard of any nature, or other situation whatsoever which may require the development and implementation of a remedial program, and/or result in the imposition of fines and/or penalties, and/or impose on the Landlord any obligation whatsoever. The foregoing provisions shall indemnify and hold harmless Landlord, and the members, officers, directors, shareholders and principals of Landlord, and the respective successors and assigns of each, and the Land and the Building, from and against (i) any and all liens for remedial expenses in favor of any federal, state and/or local governmental authority or municipality, and (ii) any and all legal fees and disbursements in connection with defending any suits or proceedings pertaining to a Hazardous Environmental Condition.

(c) If any action or proceeding shall be brought against Landlord or its agents by reason of any of the foregoing indemnification provisions, Tenant, upon Landlord’s request, will, at Tenant’s sole cost and expense, cause such action or proceeding to be defended by counsel satisfactory to Landlord but chosen by Tenant. Any insurance recovery received by Landlord will be offset against amounts otherwise payable by Tenant to Landlord hereunder.

58. Lease Modification. If, in connection with obtaining financing for the Building and/or the land upon which it is situated, a banking, insurance or other lending institution shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications shall not increase the obligations, or diminish the rights, of Tenant hereunder.

59. Compliance with Laws. Tenant shall, at its sole cost and expense, obtain and, at all times during the term hereof, maintain any and all permits, licenses, approvals, certifications, and certificates necessary for the lawful operation of Tenant’s business and shall comply with all applicable laws, resolutions, statutes, ordinances and codes and all rules and regulations of each and every department, bureau, body, agency or governmental authority having jurisdiction over the operation, occupancy, maintenance and use of the Demised Premises. Tenant shall have the right to contest the applicability or validity of any such requirement, provided same does not result in any penalty or other adverse consequence to Landlord and/or the Building. The failure by Tenant to obtain or maintain any permit, license, approval, certification or certificate necessary for the operation of Tenant’s business shall not affect Tenant’s other obligations under this Lease.

60. Tenant Covenants. Throughout the Term, Tenant shall, at its sole cost and expense:

(a) Operate the Demised Premises in a first-class, reputable manner and maintain same in a clean, sanitary and safe condition;

(b) Maintain the Demised Premises in good condition and make all repairs and/or replacements thereto, unless such maintenance or repair is necessitated by the negligent acts or omissions of Landlord or its agents, contractors or employees or if such repairs and replacements are required to be performed by Landlord pursuant to the express provisions of this Lease;

(c) Repair any damage to the Building caused by Tenant or Tenant’s agents, employees, invitees, clients, concessionaires or licensees;

(d) Promptly replace any and all damaged, cracked and broken glass in the Demised Premises which may be broken or damaged, regardless of the cause of such damage, unless the same is occasioned by the negligence or willful misconduct of the Landlord, its servants or agents;

(e) Apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the Permitted Use and pay, if, as and when due, all license and permit fees and charges of a similar nature in connection therewith;

(f) Maintain adequate facilities, approved by Landlord as to manufacture, design, installation, and maintenance, for the temporary storage of refuse in compliance with the Administrative Code of the City of New York and all other applicable laws, codes, ordinances, rules and regulations, and otherwise so as to reasonably prevent any noxious or offensive odors;

(g) Keep all entrance doors and windows in the Demised Premises locked at such times when the Demised Premises are not in use;

(h) Not permit Tenant’s employees or patrons to congregate or to loiter in the building lobby or outside of the Building; and

(i) Furnish, install and maintain in the Demised Premises fire safety equipment and personnel required by Legal Requirements and as Landlord may from time to time otherwise require.

61. Rubbish. Tenant will, at its sole cost and expense, be responsible for the hiring of garbage removal and recycling services from the Demised Premises, with collection of garbage to be made not less than five (5) times a week on business days (except in strike and emergency situations), subject, however, to the rules promulgated by the New York City Department of Sanitation, or other applicable city department or agency, with respect to the same, and to such reasonable controls and rules and regulations as are established by Landlord. Tenant agrees to contract with the Building’s current garbage removal service, “Waste Connections of New York Inc.”; if Landlord chooses to change the Building’s garbage removal service, in Landlord’s sole discretion, Tenant shall contract with the new service provider for the Building.

Tenant shall at no time leave any merchandise, supplies, or equipment, etc. in the hallways, common areas or other portions of the Building. All food and perishables shall be left in covered plastic containers in the back hallway of Tenant’s premises near the freight elevator prior to Tenant’s employees leaving the Demised Premise each day. Tenant shall place all other garbage and recycling in the same location each evening before leaving the premises for removal and carting away by the Tenant’s carting contractor and the Tenant further covenants that no refuse and/or garbage shall be permitted to be placed or remain on the sidewalks adjacent to the Building. No deliveries, boxes or other objects shall be placed, or permitted to be placed in a manner which blocks the sidewalk or entrance to the Building. Tenant acknowledges that Landlord’s current designated area is the freight area of 236 West 30th Street as the location for garbage and refuse pickup, and agrees to not place any garbage or refuse on the sidewalk.

Tenant acknowledges and agrees that any and all contractors retained by Tenant to dispose of refuse garbage shall cause all refuse and/or garbage to be disposed of as required by applicable laws. Any violations and monetary fines and/or penalties which are placed by any agency of the City of New York arising from the cracking or deterioration of the sidewalk and/or from any garbage or debris being on the sidewalk and/or curb in front of the Demised Premises shall be the responsibility of the Tenant and due and payable by Tenant and collectible by Landlord as Additional Rent.

62. Plate Glass. Tenant shall maintain, repair, replace, wash and clean the glass in the windows of the Demised Premises and shall not block or cover any portion of such windows with any materials other than window shades/blinds or other window treatments permitted pursuant to the terms of this Lease. Tenant agrees to keep the glass in good and safe order, condition and repair at its own cost. If Tenant fails to comply with the aforementioned obligations, then Landlord may, at Landlord’s option, perform such work and Tenant shall reimburse Landlord, as Additional Rent, for the cost thereof, within ten (10) days of written demand.

63. Scaffolding. Tenant acknowledges that Landlord may, from time to time, be required by applicable law to erect a sidewalk shed on the sidewalk in front of, or adjacent to, the Demised Building in connection with repairs that may be required to be made to the exterior of the Building. Landlord shall use reasonable efforts to minimize any disruptive effect on the business conducted by Tenant in the Demised Building resulting therefrom, and to complete any such repairs that may be required to be made to the exterior of the Building, and to remove any sidewalk shed from in front of the Demised Building, as expeditiously as possible under the applicable circumstances. Notwithstanding the foregoing, Tenant shall not be entitled to any rent abatement or set-off in connection with Landlord’s erection of the sidewalk shed.

64. Signage. Tenant shall not install any sign on or about the Building or the Demised Premises (collectively, “Signs”), which sign can be seen from the exterior of the Demised Premises, of any kind or nature whatsoever, without the prior written consent of Landlord. Except as aforesaid, Tenant shall not place or install or maintain on the exterior of the Demised Premises any awning, canopy, banner, flag, pennant, aerial, antenna or the like, nor shall Tenant place or maintain on the glass of any window or door of the Demised Premises any sign, decoration, lettering, advertising matter, except for a shade or blind, without Landlord’s prior written consent. All signage shall be professionally prepared. Landlord shall have the right, upon notice to Tenant, to remove any signs, awnings, canopies, etc. installed by Tenant in violation of this Article and to charge Tenant for the cost of such removal and any repairs necessitated thereby, without liability to Tenant for such removal. Tenant shall repair, maintain and, at the end of the Term, remove any sign installed by or on behalf of Tenant hereunder and Tenant shall restore any damage to the Demised Premises and the Building caused by such sign, its maintenance, installation or removal, at Tenant’s sole cost and expense.

65. Operational Covenants.

(a) Tenant shall not place any signs, displays, stands, equipment, merchandise, food or beverages of any kind whatsoever on the sidewalk in front of the Building or utilize such sidewalk for any purpose whatsoever, except for ingress or egress to and from the Demised Premises.

(b) Except for food deliveries and messengers with documents, Tenant agrees that all merchandise, supplies, etc., to and removed from the demised premises shall be shall be delivered or removed only through the freight entrance to the Demised Premises. Tenant shall be responsible for and pay the cost of removal of its own refuse, which shall also be removed through the freight entrance from the Demised Premises.

(c) Tenant covenants and agrees that it will cause the Demised Premises to be free at all times of all vermin and insects and that it will take whatever reasonable precautions that the Landlord deems necessary to prevent any such vermin or insects from existing in the Demised Premises or permeating any other parts of the Building, including, but not limited to, the hiring by the Tenant of an exterminator (at the Tenant’s expense) to provide regular monthly service (and more often if need be) to the Demised Premises. In the event that Landlord incurs any cost, including any fines imposed by the Environmental Control Board or other government agencies, as a result of Tenant’s failure to comply with this lease rider clause, Tenant shall reimburse Landlord within ten (10) days after notice that such cost has been incurred. Tenant’s failure to reimburse Landlord for such costs shall permit Landlord to deem this cost as “Additional Rent” under the terms of this lease for which the Landlord may seek any available remedies at law and pursuant to this lease agreement.

66. Broker. Landlord and Tenant each represent to the other that neither party has dealt with any broker in connection with this transaction other than Landlord (hereinafter referred to as “Broker”) Landlord and Tenant hereby agree to indemnify and hold each other harmless from any claims for brokerage commissions and all costs, expenses and liabilities in connection therewith based upon their actions, including, without limitation, attorneys’ fees and expenses arising out of a breach of either parties’ representations contained in this Paragraph. In the event that the Landlord is held liable for any additional brokerage commission, then the amount of such liability shall be deemed Additional Rent and shall be collectible by Landlord from Tenant in the same manner as Fixed Rent. Landlord shall pay Broker any brokerage commissions in connection with this Lease pursuant to a separate agreement. The provisions of this Paragraph 66 shall survive the expiration or termination of this Lease.

67. Services. Landlord shall not be required to furnish any services or utilities to the Demised Premises except as expressly set forth in this Lease. Other than as expressly set forth in this Lease, Tenant shall be responsible, at its sole cost and expense, to provide and/or to obtain all services and utilities, including electrical service, air conditioning, ventilation, and trash disposal services for and to the Demised Premises to the extent required or desired by Tenant upon such terms as are contained in this Lease. Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of any services provided to the Demised Premises, including electrical service, air conditioning, water service, heat, water, gas, steam or any other utility furnished to the Demised Premises. Tenant shall be solely responsible, at its cost and expense for the installation, operation and maintenance of all equipment necessary to supply such services and equipment as required by Tenant.

68. Tenant Representation. Tenant represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of New York that it is authorized to do business in the State of New York, and that the individual executing this Lease on behalf of Tenant is duly authorized to execute this Lease in such capacity.

69. Subordination/Attornment. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground and underlying leases now or hereafter existing (hereinafter collectively referred to as “Superior Leases”), and to all mortgages and building loan agreements including, without limitation, leasehold mortgages and building loan agreements, which may now or hereafter affect the Land or the Building or a Superior Lease (hereinafter collectively referred to as “Superior Mortgages”), to each and every advance made or hereafter to be made under Superior Mortgages and to all renewals, modifications, replacements and extensions of Superior Leases and Superior Mortgages. This Article shall be self-operative and no further instrument of subordination shall be required in confirmation of such subordination. Tenant shall promptly execute and deliver in recordable form any instrument that Landlord, the lessor of any Superior Lease or the holder of any Superior Mortgage may request to evidence such subordination. Tenant covenants and agrees that if by reason of a default under any Superior Mortgage or Superior Lease, such Superior Mortgage is foreclosed or such Superior Lease and the leasehold estate of the Landlord in the Demised Premises is terminated, Tenant will attorn to the purchaser at the foreclosure sale or the then holder of the reversionary interest in the Demised Premises and will recognize such purchaser or holder as the Tenant’s landlord under this Lease, unless the holder of such Superior Mortgage or the lessor under such Superior Lease shall, in any proceeding to foreclose such Superior Mortgage or to terminate such Superior Lease, elect to terminate this Lease and the rights of the Tenant hereunder. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord, the holder of any Superior Mortgage or the lessor under any such Superior Lease, any instrument which may be reasonably necessary or appropriate to evidence such attornment (subject to Tenant’s reasonable changes). Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any proceeding is brought by the holder of any Superior Mortgage to foreclose such Mortgage or the lessor under any Superior Lease to terminate the same, and agrees that unless and until any such holder or lessor, in connection with any such proceeding, shall elect to terminate this Lease and the rights of Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

70. Notices. Any notices required hereunder shall be in writing and be served by personal delivery or by registered or certified mail, return receipt requested, with postage prepaid or by reputable overnight courier to the parties addressed as follows:

For Landlord --	Grokash Realty Associates, LLC
236 West 30th Street
New York, NY 10001

For Tenant --

All notices may be executed by the parties’ attorneys. All notices shall be effective upon the earliest delivery thereof. The parties may, by notice given in the manner required hereunder, change the addresses for notices and/or the names and addresses of the above described recipients of additional copies.

71. No Abatement. It is hereby understood by and between the Landlord and the Tenant that the Tenant herein shall not be entitled to any abatement of rent or rental value or diminution of rent in any dispossess proceedings for a nonpayment of rent, by reason of any breach by the Landlord of any covenant contained in this Lease, on its part to be performed, and in any dispossess for nonpayment of rent, the Tenant shall not have the right of set-off by way of damage, recoupment or counterclaim any damages which the Tenant may have sustained by reason of the Landlord’s failure to perform any of the terms, covenants or conditions contained in this Lease, on its part to be performed, but the Tenant shall be relegated to an independent action for damages and such independent action shall not be at any time joined or consolidated with any action or

72. Landlord’s Liability. Tenant shall look solely to Landlord’s estate and interest in the Building, subject to the rights of any Superior Mortgagee or Superior Lessor, for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process requiring the payment of money by Landlord, subject, however, to the prior rights of any Superior Mortgagee or Superior Lessor, and no other property or assets of Landlord, Landlord’s agents, officers, directors, members, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant’s use and occupancy of the Demised Premises or any other liability of Landlord to Tenant.

73. No Liability for Losses. Landlord and Landlord’s agents and employees shall not be liable for, and Tenant waives all claims for, injury to or death to any person or loss or damage to Tenant’s business or damage to any person or property of Tenant or of others, sustained by Tenant or others resulting from any theft, accident or occurrence in or upon the Demised Premises or the Building (whether or not such property is entrusted to employees of the Building), including, but not limited to claims for injury or damage to persons or damages to property resulting from (unless caused by or resulting from the negligent acts of the Landlord, its agents or employees): (i) fire; (ii) explosion; (iii) any equipment or appurtenances becoming out of repair; (iv) injury done or occasioned by wind; (v) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs; (vi) broken glass; (vii) the backing up of any sewer pipe or downspout; (viii) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Building or the Demised Premises; (ix) the escape of steam or hot water; (x) water, dampness, snow or ice being upon or coming through the roof, skylight, windows, or any other place upon or near the Building or the Demised Premises or otherwise; (xi) the falling of any fixture, plaster, tile or stucco; (xii) any act, omission, or negligence of other tenants, licensees or of any other persons or occupants of the Building; (xiii) operations in construction of any private, public or quasi-public work; (xiv) any latent defect in the Demised Premises or the Building of which the Demised Premises form a part; (xv) acts of terrorism.

74. No Waiver.

(a) No receipt of moneys by Landlord from Tenant, after the cancellation or termination hereof in any lawful manner, shall reinstate, continue or extend the Term, or affect any notice theretofore given to Tenant or operate as a waiver of the right of Landlord to enforce the payment of rent and Additional Rent then due or thereafter falling due or operate as a waiver or the right of Landlord to recover possession of the Demised Premises, by proper suit, action, proceedings or other remedy; it being agreed that, after the service of notice to cancel or terminate as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceedings or other remedy, or after a final order or judgment for possession of the Demised Premises, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceedings, order or judgment; and any and all such moneys so collected shall be deemed to be payments on account of the use and occupation of the Demised Premises, or at the election of Landlord, on account of Tenant’s liability hereunder.

(b) One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by Tenant or Landlord requiring the other party’s consent or approval shall not be construed to waive or render unnecessary such consent or approval to or of any subsequent similar act. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease.

75. Landlord’s Repair Obligations; Access Rights.

(a) Landlord shall maintain, repair and replace, as necessary, at its cost, the structural and exterior elements of the Building, except to the extent any repair or replacement is necessary due to the negligent acts or omissions of Tenant or its agents, contractors, employees or invitees, in which event, the cost of such repair or replacement shall be payable by Tenant as Additional Rent and shall be paid within thirty (30) days after demand.

(b) Tenant shall permit Landlord and/or its designees to install, replace, erect, use, maintain, repair and replace pipes, cables, ducts, conduits, plumbing, vents and wires, in, to and through the Demised Premises, including but not limited to walls, columns, ceilings, floors, windows and doors (including exterior Building walls, core corridor walls and doors and any core corridor entrance and any space in or adjacent to the Demised Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities) as and to the extent that Landlord may now or hereafter deem to be necessary, appropriate or desirable for the proper operation and maintenance of the Building in which the Demised Premises are located and access to all meters and mechanical rooms within the Demised Premises whether such meters or mechanical rooms service the Demised Premises or not, without delay as and when requested by Landlord or the utility or provider of the service measured by any such meters. All such work shall be done, so far as reasonably practicable, in such manner as to minimize unreasonable interference with Tenant’s use of the Demised Premises. If the Landlord is unable to arrange for admittance to the Demised Premises during any emergency, or if time does not permit the making of such arrangement, Landlord shall have the right to gain admittance to the Demised Premises by forcibly or otherwise breaking into the Demised Premises. The sole liability of the Landlord to the Tenant in such event shall be that Landlord shall be obligated to repair all damage caused by such breaking in within a reasonable time after the occurrence thereof. No portion of this Lease, including the ‘demising clause’ shall be construed to include any roof, roof set back, set back, terrace or other portion of the Building and Landlord specifically reserves the right to alter, modify or install any machinery or equipment on any set back, terrace or other portion of the Building as required by Landlord for the operation of the Building without any abatement or diminution of rent.

(c) Landlord or Landlord’s agent shall have the right, upon oral notice to Tenant (except in emergency under clause (ii) hereof) to enter and/or through the Demised Premises or any part thereof, at reasonable times during regular hours and at all other times in case of emergency, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, insurance consultants, or prospective purchasers, mortgagees or lessees, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or its fixtures or facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities or other portions of the Building. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for operation, maintenance, repairs, changes, decorations or repainting, without liability to Tenant. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure. Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable, provided that same shall not materially adversely affect access to the Building or the Demised Premises. Further, agents of any public utilities who require periodic access to the Demised Premises, its basement or any basement common areas, shall be provided with access to such areas to ‘read’ and/or service utility meters and/or equipment by Tenant upon request at the time such persons visit the Demised Premises and without the need to provide Tenant with prior advance notice. Tenant shall be permitted to have an employee designated by Tenant accompany any such individual who requires such access.

76. OFAC Certification. Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing.

77. Default.

(a) Supplementing Section 18 of preprinted form of the Lease, upon the occurrence of any one or more events of default set forth in Article 17 of the preprinted form of the Lease, or this Lease and the Term shall expire and come to an end as provided in Section 17 of the preprinted form of the Lease:

(1) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove, at Tenant’s expense, any and all of their property and effects from the Demised Premises, which property and effects shall become the property of Landlord; and

(2) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(b) Tenant hereby waives the service of any notice of intention to reenter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to reenter or repossess the Demised Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any reentry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, reentry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “reenter”, “reentry” and “reentered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if reentry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth is cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

(c) If this Lease and the Term shall expire and come to an end as provided above, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall reenter the Demised Premises as set forth above or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(1) Tenant shall pay to Landlord, on a pro-rated basis based on the number of months remaining in the Term, a sum in the amount of $30,000 representing the (4) four months of free rent prior to the Rent Commencement Date, and the brokerage commission paid to Tenant’s broker;

(2) Tenant shall pay to Landlord all Rent, fixed rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of reentry upon the Demised Premises by Landlord, as the case may be;

(3) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Section 78 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, or Landlord’s reentry upon the Demised Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Demised Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(4) Whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection (y) of this Section 78 for the same period, discounted to present value at the rate of two percent (2%) per annum (it being the agreement of the parties hereto that Landlord shall receive the benefit of its bargain); if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

78. Miscellaneous.

(a) No agreement to accept the surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by the Landlord. The delivery of keys to an employee of Landlord or its agent shall not operate as the termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant’s property in connection with such subletting.

(b) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent due hereunder shall be deemed to be other than the payment on account, nor shall any endorsement or statement on any letter accompanying payment be deemed to effect or evidence an accord and satisfaction, and Landlord shall accept such payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided unless such remedy is expressly precluded under this Lease.

(c) The parties agree not to record this Lease or any memorandum thereof. Any recordation of this Lease or any memorandum hereof in contravention of this provision shall be deemed void and shall constitute a material default by Tenant hereunder.

(d) This Lease shall be deemed to have been made in New York County, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly to this Lease shall be litigated only in Courts located within New York County of the City of New York.

(e) This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease, or any part thereof, to be drafted.

(f) The headings contained in this Lease are for convenience only and are not given any effect whatsoever in construing this Lease.

(g) In each case where Landlord shall expend or advance a sum of money or incur a cost or expense hereunder, which is repayable by Tenant to Landlord as Additional Rent hereunder, the same shall be repayable with interest thereon at an annual rate which shall be six (6) percentage points above the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”), but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York (the “Interest Rate”), from the date when expended, advanced or incurred by Landlord until Landlord is fully reimbursed by Tenant, and said interest is also to be deemed to be Additional Rent hereunder.

(h) Landlord and Tenant agree that in the event of any dispute arising out of this Lease, any counterclaim or proceeding the parties agree and hereby waive their rights to submit any such controversy to a so called jury trial. In the event of any action or proceeding brought by Landlord to enforce the terms and provisions of this Lease, Landlord shall be entitled to recover all costs and expenses including its reasonable attorneys’ fees in such action or proceeding and to collect same as Additional Rent.

(i) Tenant shall not employ, or permit the employment of, any contractor, mechanic, or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s reasonable judgment, such employment, delivery or use will interfere or cause any conflict or disharmony with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others.

(j) The Exhibits annexed to this Lease shall be deemed part of this Lease with the same force and effect as if such Exhibits were numbered Paragraphs of this Lease.

(k) Tenant shall provide Landlord with a twenty four (24) hour telephone number for a facility manager to facilitate contacting Tenant in the event of an emergency to obtain access to the Demised Premises.

(l) Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval required from Landlord, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. The sole remedy for Landlord’s unreasonably withholding or delaying of consent or approval shall be as provided in this subparagraph.

(m) The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or equity provided.

(n) This Lease shall be binding upon the successors in interest and consented to assigns of the parties.

(o) This Lease fully expresses and embodies the parties’ entire understanding, and there are no other agreements, whether oral or written, implied or express, between the parties.

(p) Each of Landlord and Tenant hereby covenants, represents and warrants to the other that it is duly formed, validly existing and in good standing in its state of organization and is authorized to do business in the State of New York; and that the person or persons executing this Lease on its behalf is duly authorized to execute, acknowledge and deliver this Lease.

(q) This Lease may be executed in a number of identical counterparts, and by facsimile or portable document format (i.e., pdf), each of which for all purposes is deemed an original, and all of which constitute collectively one agreement.

(r) Landlord will provide Tenant with building access through Landlord’s access control system.

(s) Tenant represents and warrants that Tenant: (i) is a duly formed, organized and validly existing limited liability company in good standing under the laws of the State of California and is legally authorized to transact business in the State of New York and shall maintain such status throughout the Term of this Lease, (ii) has the requisite power and authority to enter into and carry out the transactions contemplated by this Lease; (iii) has taken all necessary actions to authorize and approve the execution and delivery of this Lease, and the performance of its obligations hereunder (including the execution of any other documents contemplated hereunder) and the execution and delivery by Tenant of this Lease, and the performance of its obligations hereunder do not conflict with or violate any provision of any other material agreement to which Tenant is a party, and (iv) the person signing this Lease on behalf of Tenant is authorized to execute and deliver this Lease on behalf of Tenant.

(t) Tenant agrees that no manufacturing or repairs of any products will be performed in the Demised Premises.

(u) Tenant agrees to follow all Building rules and regulations which are subject to change at Landlord’s sole discretion.

(v) Tenant shall keep the provisions of this Lease and all negotiations with respect hereto, confidential. Without the prior written consent of Landlord, neither Tenant, nor any of its partners, officers, shareholders, directors, members, employees or representatives, shall disclose, divulge, communicate or otherwise reveal to any person, any of the provisions of this Lease and all negotiations with respect hereto, except (a) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena or similar process) to disclose such provisions, (b) as to the disclosure, divulgence, communication or other revelation to attorneys, accountants or other professional consultants or advisors of Tenant or to prospective assignees or subtenants, and (c) to the extent required by the compliance provisions of any legal authority. The provisions of this section shall survive the termination and expiration of this Lease.

(w) If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

79. Guaranty. In order to induce Landlord to enter into this Lease and in consideration of Landlord’s entering into this Lease, simultaneously with the execution of this Lease, Tenant has caused Trent Ward (the “Guarantor”) to execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit B (the “Guaranty”). The Cash Security Deposit delivered to Landlord under the Lease shall be forfeited by Tenant and retained by Landlord in the event Tenant vacates or surrenders the Demised Premises prior to the end of the Term, and shall not be applied towards the obligations of Guarantor under the Guaranty.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the date first above written.

LANDLORD:

GROKASH REALTY ASSOCIATES, LLC

By:	/s/ Robert Zweibel	Date: 4/27/2022
Robert Zweibel

Manager

TENANT:

INTERACTIVE STRENGTH INC. (DBA FORME LIFE)

By:	/s/ Trent Ward	Date: 4/27/2022
Trent Ward

Chief Executive Officer

Authorized Signatory

Exhibit A

DEMISED PREMISES

[This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.]

3

Exhibit B

GUARANTY

[This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.]

2

Exhibit C

Landlords Work

[This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.]